UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Heritage Insurance Holdings, Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Heritage Insurance Holdings, Inc.

1401 N Westshore Blvd,

Tampa, Florida 33607

April 25, 2025

To Our Stockholders:

On behalf of the Board of Directors and management of Heritage Insurance Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders to be held on Tuesday, June 10, 2025 at 10:00 a.m. (ET). Our annual meeting will be held as a “hybrid meeting” which means that we will host the meeting in person at The Westshore Grand, 4860 W Kennedy Blvd, Tampa, FL 33609 and also enable remote participation, including voting, via the Internet. Accordingly, you will be able to attend the annual meeting virtually and vote and submit questions by visiting meetnow.global/MJJHJNV.

The following pages contain the formal notice of the annual meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the meeting including the nominees for election as directors. You may also find electronic copies of these documents online at http://www.edocumentview.com/HRTG.

The purpose of the meeting is to consider and vote upon proposals to (i) elect seven directors, (ii) ratify the appointment of our independent registered public accounting firm for 2025, (iii) approve, on an advisory basis, the compensation of our named executive officers, (iv) approve an amendment to the Company’s 2023 Omnibus Incentive Plan to increase the number of authorized shares by 1,800,000 shares, and (v) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting, your vote is important. We encourage you to vote in advance of the meeting by telephone, by Internet or by signing, dating and returning your proxy card by mail. You may also vote by attending the meeting in person or virtually at meetnow.global/MJJHJNV. Full instructions for attending the meeting are contained in the proxy statement and in the enclosed proxy card.

Sincerely yours,

Richard Widdicombe

Chairman

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 25, 2025.

This proxy statement and our 2025 Annual Report are available online at

http://www.edocumentview.com/HRTG

NOTICE OF 2024 ANNUAL MEETING

OF STOCKHOLDERS

OF HERITAGE INSURANCE HOLDINGS, INC.

Date and Time:	Tuesday, June 10, 2025 at 10:00 a.m. (ET).

Location:	(1) In person at The Westshore Grand, 4860 W Kennedy Blvd, Tampa, FL 33609; and (2) Virtually via live audio webcast at meetnow.global/MJJHJNV.

Admission:

Only stockholders of Heritage Insurance Holdings, Inc. (the “Company”) or their duly authorized proxies may attend the annual meeting.

If you plan to attend the meeting in person, you must present photo identification, such as a driver’s license when you arrive. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

If you plan to attend the meeting virtually, you may do so by visiting the link meetnow.global/MJJHJNV. By visiting this link, you will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting. To participate in the annual meeting, you will need the 16-digit control number that appears on your proxy card or the instructions that accompanied your proxy materials. Beneficial owners will need to register at least three business days prior to the annual meeting in order to attend the meeting virtually. For more instructions, please refer to the section “Annual Meeting Procedures” on page 4.

Record Date:	April 16, 2025

Voting:	Each share of common stock entitles you to one vote on each matter to be voted on at the annual meeting. Cumulative voting is not permitted.

Items of Business:

(1) To elect seven members of the Board of Directors to serve until the 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2) To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025;

(3) To approve, on an advisory basis, the compensation of our named executive officers;

(4) To approve an amendment to the Company’s 2023 Omnibus Incentive Plan to increase the number of authorized shares by 1,800,000 shares; and

(5) To transact such other business as may properly come before the meeting.

EVEN IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR SHARES BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU WISH TO VOTE USING A PAPER PROXY CARD, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 10, 2025: The Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at http://www.edocumentview.com/HRTG.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Items to be Voted on at the 2025 Annual Meeting of Stockholders

Proposals		Board of Directors’ Recommendation
PROPOSAL 1	Elect seven members of the Board of Directors to serve until the 2025 Annual Meeting of Stockholders or until their respective successors are elected and qualified	FOR
PROPOSAL 2	Ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025	FOR
PROPOSAL 3	Approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay”	FOR
PROPOSAL 4	Approve an amendment to the Company’s 2023 Omnibus Incentive Plan to increase the number of authorized shares by 1,800,000 shares	FOR

Director Nominees

			Committee Memberships
Name	Director Since	Independent	AC	CC	CGN
Ernie Garateix (CEO)	2020	No
Richard Widdicombe (Chairman)	2012	Yes			C
Pete Apostolou	2012	Yes			M
Irini Barlas	2014	Yes	C, F	M
Mark Berset	2019	No
Joseph Vattamattam	2014	Yes	M, F	M
Paul L. Whiting	2023	Yes	M, F	C	M

AC:	Audit Committee	CGN:	Corporate Governance and Nominating Committee
CC:	Compensation Committee	M:	Member
C:	Chair	F:	Financial Expert

Shareholder Engagement

In 2024, we continued our proactive shareholder outreach efforts and actively engaged with our institutional investors on a variety of corporate governance matters, including the alignment of our executive compensation program with the interests of our shareholders. We held targeted investor meetings on a variety of these matters, continued our assertive outreach campaign and executed on our strategy to attract new categories of investors to broaden our shareholder base.

Our investor relations efforts have been geared toward invigorating investor interest through strategic engagement, transparent financial communication, and a commitment to keeping investor relations materials current and compelling. We welcome the opportunity to engage with our shareholders on matters important to them and take that feedback into account in our decision making process.

Corporate Governance

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below.

What We Do	What We Don’t Do
Over 75% of the directors are independent	No shareholder rights plan, commonly known as a “poison pill”

Board Committees comprised entirely of independent directors	Limited perquisites

Directors elected annually for one-year terms	No stock options granted below fair market value

Short and long-term incentives designed to deliver long-term growth and drive shareholder value	No special supplemental executive retirement programs or pensions

Maintain a compensation program that is heavily performance-based and uses multiple performance measures	No repricing or backdating of stock options without shareholder approval

Compensation benchmarked to peer and market data during compensation decision-making process	No acceleration of vesting of equity awards in connection with terminations, absent a change in control

Utilize independent compensation consultant reporting directly to the Compensation Committee	No tax gross-ups on perquisites

No liberal change in control definition in equity plans or employment agreements

2024 Performance Highlights

•

Net income for the year ended December 31, 2024 was $61.5 million or $2.01 per diluted share, compared to a net income of $45.3 million or $1.73 per diluted share in the prior year, driven by the positive impact of rate actions, underwriting actions, and exposure management undertaken during 2022, 2023 and 2024, partly offset by higher operating expenses and income taxes and significantly higher catastrophe losses.

•	Income before taxes for the year ended December 31, 2024 was $82.7 million, compared to $52.0 million in the prior year driven by the impact of rate, underwriting and exposure management actions.

•

Return on equity of 24.1% compared to 25.8% in the prior year. The return on equity was lower than the prior year despite higher net income for the year ended December 31, 2024 compared to the net income for the year ended December 31, 2023. This was driven by a higher average shareholders’ equity in 2024 compared to 2023.

•	Book value per share of $9.50 at December 31, 2024, was up 30.3% from $7.29 at December 31, 2023.

•

Premiums-in-force were $1.43 billion as of December 31, 2024, representing a 5.7% increase from December 31, 2023, reflecting continued proactive underwriting and rate actions and strategic growth in our commercial lines product, despite an intentional year over year reduction of over 60,000 policies. Concurrently, total insured value decreased by 5.8%.

•

Gross premiums written of $1.43 billion, up 6.7% from $1.34 billion in the prior year, driven primarily by rate actions, which was partly offset by personal lines exposure management policy count reduction. Premium growth in the commercial lines business offset the decline in premium from personal lines policies. Additionally, rate increases continued to meaningfully benefit written premiums throughout the book of business combined with the use of inflation guard, which ensures appropriate property values. While we expect underwriting discipline and exposure management to continue, the specific intentional targeted exposure management of the last several years is expected to level out going forward as we focus on a controlled growth strategy, which includes growing the personal lines policy count.

•	Gross premiums earned of $1.4 billion, up 6.2% from $1.3 billion in the prior year, reflecting higher gross premiums written over the last twelve months driven by higher rates.

•	Net premiums earned of $767.9 million, up 10.1% from $697.2 million in the prior year, reflecting the higher gross earned premium outpacing the increase in ceded premiums for the year.

•

Expanded in-force premium for Excess & Surplus lines (“E&S”) policies in California, Florida and South Carolina to over $46.0 million. E&S business is unique as the forms and rates are generally not subject to regulation and therefore has the ability to more timely implement market adjustments.

•

Net loss ratio of 58.2%, a 2.9 point improvement over the prior year of 61.1%, driven by the benefit of higher net premiums earned and lower attritional losses which exceeded the impact of higher catastrophe and weather losses and loss adjustments expenses and adverse development.

•

Continued execution of our strategic profitability initiatives including improve underwriting profit through rate adequacy and more selective underwriting, allocating capital to products and geographies that maximize long-term returns, and maintaining a balanced and diversified portfolio. This includes a reduction of policies in force by nearly 30.0%, a reduction in total insured value of 10.3%, and an increase in premiums in force by nearly 12.0% as compared to the prior year. These actions resulted in a more stable book of business which we expect will benefit long-term underwriting results.

•

Strategic initiatives for 2025 include re-opening profitable geographies, persistent underwriting discipline and focus on rate adequacy, and continued data driven analytics to drive exposure management.

•

Successful placement of 2024-2025 catastrophe excess-of-loss reinsurance program with highly rated or collateralized reinsurers and $575.0 million of limit available for the 2024 hurricane season from fully collateralized reinsurance placed in the Insurance Linked Securities (“ILS”) Market. The placement of catastrophe bonds in the ILS Market further expands the availability and diversification of our reinsurance capacity, while potentially providing multi-year fully collateralized reinsurance protection. Strategically utilized subsidiary captive reinsurer to reduce retained losses at each insurance company subsidiary while retaining premium within holding company system.

Proxy Statement for the Annual Meeting of Stockholders of

HERITAGE INSURANCE HOLDINGS, INC.

To Be Held on June 10, 2025

i

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	46

OTHER INFORMATION	47

Stockholder Proposals for the 2026 Annual Meeting	47

Expenses of Solicitation	47

“Householding” of Proxy Materials	47

Available Information	47

ii

HERITAGE INSURANCE HOLDINGS, INC.

1401 N Westshore Blvd,

Tampa, Florida 33607

PROXY STATEMENT

This proxy statement and enclosed proxy card are being furnished commencing on or about April 25, 2025 in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Heritage Insurance Holdings, Inc., a Delaware corporation (the “Company”). We are sending the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the annual meeting of stockholders on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only common stockholders of record at the close of business on April 16, 2025, the record date, are entitled to notice of, and to vote at, the meeting, with each share entitled to one vote. We have no other voting securities other than our common stock.

Questions and Answers about Voting and the Annual Meeting

When and where is the annual meeting being held?

We will hold the annual meeting on June 10, 2025, at 10:00 a.m. (ET), at The Westshore Grand, 4860 W Kennedy Blvd, Tampa, FL 33609 and also virtually via live audio webcast at meetnow.global/MJJHJNV. You will need the 16-digit control number that appears on your proxy card or the instructions that accompanied your proxy materials to access the meeting virtually.

What if I have trouble accessing the annual meeting virtually?

The virtual meeting platform is fully supported across most internet browsers and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Who can attend the annual meeting?

Only record holders or beneficial owners (who have obtained a legal proxy) of the Company’s common stock or their proxies may attend the annual meeting.

To attend the annual meeting in person, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

To attend and participate in the annual meeting virtually, you will need the 16-digit control number that appears on your proxy card or the instructions that accompanied your proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to meetnow.global/MJJHJNV prior to the start of the meeting to log in. Online access to the webcast will open approximately 30 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test their devices’ audio system. Beneficial owners will need to register at least three business days prior to the annual meeting in order to attend the meeting virtually. For more instructions, please refer to the section “Annual Meeting Procedures” on page 4.

Do I need to register to attend the annual meeting virtually?

Registration is only required if you are a beneficial owner. For more instructions, please refer to the section “Annual Meeting Procedures” on page 4.

Can I ask questions at the annual meeting if I attend virtually?

Stockholders who virtually attend the annual meeting will have the ability to submit questions prior to and during the meeting via the annual meeting website at meetnow.global/MJJHJNV. As part of the annual meeting, we will hold a question and answer session, during which we intend to answer questions submitted both virtually and in person during the meeting that are pertinent to the meeting matters, as time permits. Rules for the meeting will be no different than if it was solely an in-person meeting. Professional conduct is appreciated and all question and answer sessions will be conducted at the appropriate time during the meeting. Questions relevant to annual meeting matters will be answered during the meeting, subject to time constraints. To ensure that as many stockholders as possible are able to ask questions during the annual meeting, each stockholder will be permitted no more than two questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Responses to questions relevant to annual meeting matters that are not answered during the meeting will be posted at www.heritagepci.com on the “Investors” page.

Who can vote at the annual meeting?

The record date for the annual meeting is April 16, 2025. You may vote all shares of the Company’s common stock that you own as of the close of business on that date. Each share of common stock entitles you to one vote on each item to be voted on at the annual meeting. Cumulative voting is not permitted. On the record date, 30,993,270 shares of our common stock were outstanding.

Will my vote be disclosed to anyone?

Your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances, such as when you request or consent to disclosure.

How can I vote if I am the record holder of my shares?

If your shares of common stock are held in your name, you can vote your shares on items presented at the annual meeting or by proxy in the following ways:

1.	By Telephone — You can vote by telephone by calling 1-800-652-VOTE (8683) and following the instructions on the proxy card.

2.	By Internet —

•

Before the annual meeting – You may submit your proxy online via the Internet by following the instructions provided on the enclosed proxy card. Internet voting facilities will be available 24 hours a day; or

•	During the annual meeting – You may attend the meeting in-person or virtually and vote during the meeting by following the instructions provided on the enclosed proxy card.

3.

In Person — Written ballots will be available at the meeting if you attend the meeting in person and wish to vote your shares at the meeting. If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

4.	By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card. You cannot vote by mail with a notice document.

How can I vote if my shares are held beneficially through a broker?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you can vote in the following two ways:

1.	By Following Broker’s Voting Instructions — You have the right to direct your broker, bank or nominee on how to vote and can do so by following the voting instructions you receive from your broker. Beneficial owners should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If you are a beneficial owner and your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. Brokers may vote your shares as described below.

•

Non-discretionary Items. All items, other than the ratification of the appointment of the Company’s independent registered public accounting firm, are “non-discretionary” items. If you do not direct your broker, your broker cannot vote your shares on non-discretionary items. We refer to these as “broker non-votes.” As such, it is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items, such as the election of directors. Your shares will remain unvoted for such items if your broker does not receive instructions from you.

•

Discretionary Items. The ratification of the appointment of the Company’s independent registered public accounting firm is a “discretionary” item. Brokers that do not receive instructions from beneficial owners may vote uninstructed shares with respect to that proposal in their discretion.

2.	By Attending the Annual Meeting —You are also invited to attend the annual meeting either in person or virtually and vote your shares at the meeting.

If you want to attend and vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting along with proper evidence of stock holdings, such as a recent brokerage account or bank statement.

If you want to vote virtually at the annual meeting, you must obtain a legal proxy from your broker and present it by registering at least three business days prior to the meeting date.

For more instructions concerning the registration process, please see the section “Annual Meeting Procedures” on page 4.

What is the quorum required for the meeting to be held?

In order to carry on the business of the meeting, we must have a quorum. This means that stockholders representing a majority of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person, virtually or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum but broker non-votes are not considered “present” for purposes of voting on non-discretionary items.

Can I change my vote after I return my proxy card?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Kirk Lusk, Chief Financial Officer, Heritage Insurance Holdings, Inc., 1401 N. Westshore Blvd., Tampa, Florida 33607; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person or virtually at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person or virtually at the meeting. If your shares are held in street name, you must contact your broker or nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person or virtually at the meeting.

What is the vote required to elect directors?

Directors will be elected by a plurality of the votes present in person, virtually or by proxy and entitled to vote at the annual meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the annual meeting. Abstentions and broker non-votes will have no impact on the election of directors.

What is the vote required to adopt all other proposals on the agenda?

The ratification of Plante & Moran, PLLC’s appointment as independent registered public accounting firm for fiscal year 2025 and the approval of the amendment to our 2023 Omnibus Incentive Plan each requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the ratification of the appointment of Plante & Moran, PLLC and vote against the approval of the amendment to our 2023 Omnibus Incentive Plan.

Proposal 3 is an advisory vote. This means that while we ask stockholders to approve the resolution regarding Say on Pay, this is not an action that requires stockholder approval. Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the approval of the Say on Pay proposal. Although the vote on the proposal is non-binding, our Board and its Compensation Committee will review the results of the vote and take them into account in making determinations concerning executive compensation.

What are the consequences if I choose not to vote on a specific proposal?

You may “withhold” your vote with respect to any nominee in the election of directors and may “abstain” from voting on the other proposals. Shares “abstaining” from voting on any proposal will be counted as present at the annual meeting for purposes of establishing the presence of a quorum. “Withhold” votes with respect to any nominee for director will have no effect on the election of directors. Abstentions will have the effect of a vote against the ratification of the appointment of Plante & Moran, PLLC as independent registered public accounting firm for fiscal year 2025, against the approval of the amendment to the 2023 Omnibus Incentive Plan and against Say on Pay. Broker non-votes will have no effect on the election of directors, approval of the amendment to the 2023 Omnibus Incentive Plan or Say on Pay. There will be no broker non-votes with respect to the ratification of Plante & Moran, PLLC’s appointment as independent registered public accounting firm, as it is a discretionary item.

What happens if additional matters are presented at the annual meeting?

Other than the four proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Richard Widdicombe and Ernie Garateix, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting, including matters of which the Company did not receive timely notice. If any of our nominees for director are unavailable or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be properly nominated by the Board.

Annual Meeting Procedures

In Person Admission to the Annual Meeting

Only record or beneficial owners of the Company’s common stock or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Virtual Admission to the Annual Meeting

Only stockholders of the Company or their duly authorized proxies may virtually attend the annual meeting at meetnow.global/MJJHJNV.

The meeting will be conducted via live audio webcast. To participate virtually at the annual meeting, stockholders of record will need the 16-digit control number that appears on your proxy card or the instructions that accompanied the proxy materials. If you would like to attend the meeting virtually and you have your control number, please go to meetnow.global/MJJHJNV prior to the start of the meeting to log in. Online access to the webcast will open approximately 30 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test their devices’ audio system.

Virtual Admission - Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares.

Beneficial owners must register for the annual meeting if they want to attend, ask questions, and/or vote at the annual meeting virtually. They may register to virtually attend the annual meeting in the following two ways:

•

Advance Registration. Beneficial owners may register in advance of the annual meeting by submitting proof to Computershare, our transfer agent, of their legal proxy power as received from their broker or bank. This submission should include the beneficial owner’s name, email address, and the number of Company shares held as of the record date. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 5, 2025. Computershare will provide the beneficial owner confirmation of registration by email after it receives the registration materials.

Requests for advance registration should be directed to Computershare through either of the following methods:

By email:	Beneficial owner may forward the email from its broker granting it legal proxy, or may attach an image of its legal proxy, to legalproxy@computershare.com; or

By mail:	Beneficial owner may mail its legal proxy granted by its broker to:

Computershare
Attn: Heritage Insurance Holdings, Inc. – Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

•

Registration at Annual Meeting. Beneficial owners may register virtually at the annual meeting by visiting meetnow.global/MJJHJNV with the control number received with their voting instruction form. Beneficial owners may not vote at the meeting virtually if they do not register.

Appraisal Rights

Stockholders do not have appraisal rights under Delaware law in connection with the matters to be voted on at the annual meeting.

Stockholder List

The stockholder list will be available for examination during normal business hours for ten days prior to the annual meeting for any purpose germane to the meeting at our corporate headquarters at 1401 N Westshore Blvd, Tampa, Florida 33607.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

The size of the Board is currently set at nine members. Two of our directors, Messrs. Pappas and Walvekar, are not standing for re-election. As a result, at the annual meeting, the stockholders will elect seven directors to serve until the 2026 annual meeting of stockholders or until their respective successors are elected and qualified, at which time the size of the Board will be set at seven members. Any vacancy occurring after the election may be filled by a majority vote of the remaining directors. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of stockholders.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board has no reason to believe that any of the director nominees named herein will be unable or unwilling to serve as a director if elected.

The Company believes that its Board, as a whole, should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background, experience and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, the Corporate Governance and Nominating Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company’s business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company’s policy is to have at least a majority of our directors qualify as “independent directors” as defined in the rules of the NYSE. Currently, seven of our nine directors are independent and five of our seven director nominees are independent. See page 24 for a further discussion of director independence.

The Corporate Governance and Nominating Committee seeks candidates with strong experience in areas relevant to the strategy and operations of the Company, particularly in industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the director nominees holds or has held senior positions in organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, financial reporting, risk management and leadership development.

The Corporate Governance and Nominating Committee also believes that the nominees, each of whom is a current director, has the experience, expertise, integrity, sound judgment and ability to engage management in a collaborative fashion to collectively comprise an effective Board. In addition, the Corporate Governance and Nominating Committee believes that each of the nominees is committed to devoting significant time and energy to service on the Board and its committees.

DIRECTOR NOMINEES

The following provides certain information with respect to our director nominees as of April 16, 2025.

Name	Age	Position
Ernie Garateix	53	Director and CEO
Richard Widdicombe(1)	65	Chairman of the Board
Pete Apostolou(1)	50	Director
Irini Barlas(2)(3)	53	Director
Mark Berset	78	Director
Joseph Vattamattam(2)(3)	48	Director
Paul L. Whiting(1)(2)(3)	81	Director

(1)	Current member of our Corporate Governance and Nominating Committee.
(2)	Current member of our Audit Committee.
(3)	Current member of our Compensation Committee.

Ernie Garateix. Mr. Garateix has served as our Chief Executive Officer and as a member of our Board since December 2020. Prior to that, he served as our Chief Operating Officer since December 2014. Prior to that, from August 2012 to December 2014, Mr. Garateix served as our Executive Vice President. Prior to joining us, Mr. Garateix served as Vice President for American Integrity Insurance Group beginning in October 2007. Mr. Garateix brings to the Board an in-depth knowledge of the insurance industry gained from his service in senior positions at the Company and his years of leadership experience at insurance carriers.

Richard Widdicombe. Mr. Widdicombe is our Chairman and has served on our Board since we began operations in August 2012, and as our President from August 2012 until December 2020. He was previously our Chief Executive Officer from August 2012 to May 2014. Prior to joining the Company, Mr. Widdicombe served as Risk Manager of Homeowners Choice Property & Casualty Insurance Company (NYSE: HCI) from November 2009 to September 2011. Prior to that, Mr. Widdicombe served as President of People’s Trust Insurance Company from July 2007 to February 2009. Mr. Widdicombe brings to the Board an in-depth knowledge of the insurance industry gained from his years of leadership experience at multiple insurance carriers.

Pete Apostolou. Mr. Apostolou has served on our Board since we began operations in August 2012. Mr. Apostolou is the owner of Central Title Services, which he founded in 2015. He is also a real estate broker and owner of Alexa Realty of St. Petersburg, which he founded in 2004. Mr. Apostolou also serves as a manager and owner of several other commercial real estate companies in the greater Tampa Bay area. Mr. Apostolou brings to the Board an in-depth knowledge of the Florida commercial and residential real estate market.

Irini Barlas. Ms. Barlas brings over two decades of operational and managerial expertise in the financial services sector to our Board, where she has served since August 2014. Ms. Barlas has served in various roles at Megastar Advisors LLC, an insurance marketing organization, including as Chief Financial Officer since January 2014, Chief Talent Officer since June 2024 and Chief Operating Officer from January 2014 through May 2024. From February 2010 through May 2022, Ms. Barlas also served as the Chief Financial Officer of Barlas Tax & Financial Group, LLC, a provider of tax, insurance, and investment services. Prior to this, Ms. Barlas worked as an auditor at Grant Thornton LLP from January 2009 to January 2010. Throughout her tenure, Ms. Barlas has held key management roles. Moreover, Ms. Barlas is a Certified Public Accountant (CPA) with a master’s degree in accounting, and she remains an active member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Ms. Barlas has a strong operational background and brings to the Board extensive experience in financial statement preparation, reporting, and analysis.

Mark Berset. Mr. Berset has over 50 years of experience in the property and casualty insurance industry. Mr. Berset has served as chief executive officer of Comegys Insurance Agency since 1975, as chief executive officer of Alpha Insurance Management since 1993, and as chief executive officer of Strategic Agency Network of Florida, an alliance of national insurance agents, since 1997. Mr. Berset also co-founded Purpose Employer Solutions, a national payroll company, in 2010 and has served as a director since then. Mr. Berset has also co-founded various Florida-based property and casualty insurance companies and served as a board member of United Property & Casualty Insurance Co. until 2007 and Homeowners Choice Insurance until 2014. Mr. Berset serves on BayFirst Financials’ Executive Board as President. Mr. Berset brings to the Board an in-depth knowledge of the insurance industry gained from his years of executive management and leadership experience running insurance agencies and co-founding insurance companies and businesses in related industries.

Joseph Vattamattam. Mr. Vattamattam has served on our Board since April 2014. Mr. Vattamattam is the President of Healthmap Solutions, a specialty population health management company focusing on patients living with kidney disease, amongst other chronic conditions, a position he has held since October 2020. He served as the CEO of Healthmap Solutions from July 2013 to October 2020. Prior to that, Mr. Vattamattam served as Vice President of Medical Economics at CareCentrix, Inc., a provider of home health solutions, from August 2010 to July 2013 and as Area Vice President, Operations from January 2010 to August 2010. Prior to that, Mr. Vattamattam held several positions at WellCare Health Plans, a provider of managed care services, from June 2007 to December 2009, most recently as Director, Health Services. Mr. Vattamattam previously held positions at Wachovia Securities and PricewaterhouseCoopers LLP. Mr. Vattamattam also serves as a Director on the Advent Health Carrollwood Foundation board, a position he has held since January 2020. Mr. Vattamattam brings to the Board executive management and leadership skills, as well as an in-depth knowledge of capital markets and financial analysis.

Paul L. Whiting. Mr. Whiting has served on our Board since March 2023. Mr. Whiting previously served as a member of the board of directors of Sykes Enterprises, Inc. from December 2003 to May 2019 and Teco Energy, Inc from February 2004 until July 2016. Mr. Whiting was President of Seabreeze Holdings, Inc., a privately held investment company from 1967 to December 2023. Mr. Whiting currently is a private investor. Previously, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chairman, Chief Executive Officer and Chief Financial Officer. Presently, Mr. Whiting sits on the boards of The Bank of Tampa and The Tampa Bay Banking Co. Mr. Whiting also serves on the boards of various civic organizations, including, among others, Academy Prep Foundation and Academy Prep Centers in the Florida cities of Lakeland, St. Petersburg and Tampa, which are full-scholarship, private college preparatory middle schools for low-income children. Mr. Whiting brings to the Board senior executive management, leadership skills and board oversight experience, including experience with regulated businesses.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors at the annual meeting. The individuals who receive the largest number of votes will be elected as directors up to the maximum number of directors to be elected at the annual meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Plante & Moran, PLLC (“Plante & Moran”) has served as our independent registered public accounting firm since June 2018 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of Plante & Moran to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that ratification of this selection is not approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the item, the Audit Committee and the Board will review the Audit Committee’s future selection of an independent registered public accounting firm but is not bound by the stockholders’ vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of the Company and our stockholders.

Representatives of Plante & Moran are expected to be available at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting virtually or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Plante & Moran as the Company’s independent registered public accounting firm for the current fiscal year.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Proposal 3: Advisory Vote on Executive Compensation

We are providing stockholders an advisory vote on executive compensation, or Say on Pay, as required by the Dodd-Frank Act. The Say on Pay vote is a non-binding vote on the compensation of our named executive officers, as described in this proxy statement in the Executive Compensation section beginning on page 30, including the compensation tables and the related narrative disclosure. The Dodd-Frank Act requires us to hold the Say on Pay vote at least once every three years, and the Company has determined to hold the Say on Pay vote every year.

We encourage stockholders to review the Executive Compensation section, including the compensation tables and the related narrative disclosure beginning on page 30 of this proxy statement. As discussed in the Executive Compensation section, we believe that our compensation policies and decisions further our objectives to: (i) reward superior financial and operational performance; (ii) motivate our executive officers to build and grow our business profitably; (iii) align the interests of our executive officers with those of our stockholders; and (iv) enable us to attract, retain and motivate qualified executive officers.

At the 2024 annual meeting, we held our Say on Pay vote and approximately 76% of the votes cast on the proposal were in favor of our named executive officers’ compensation. We continued our shareholder outreach efforts during 2024 and early 2025. The Committee will continue to consider the outcome of say on pay votes when making future compensation decisions for the NEOs.

We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. More information on our executive compensation programs can be found below in the section “Executive Compensation”.

On the basis of the compensation of our named executive officers described in this proxy statement in the Executive Compensation section, including the compensation tables and the related narrative disclosure found within this proxy statement, we are requesting that our stockholders vote on the following resolution:

“RESOLVED, that the stockholders of Heritage Insurance Holdings, Inc. (“Heritage”) approve, on an advisory basis, the compensation of Heritage’s named executive officers, as described in the Executive Compensation section, including the tabular disclosure regarding such compensation and the accompanying narrative disclosure, set forth in Heritage’s 2025 Annual Meeting proxy statement.”

Although this Say on Pay vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

Required Vote

The approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares of the Company’s common stock represented at the annual meeting and entitled to vote thereon.

THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION.

Proposal 4: Amendment to the Company’s 2023 Omnibus Incentive Plan to Increase the Number of Authorized Shares by 1,800,000 Shares

We are asking stockholders to approve an amendment (the “Amendment”) to increase the number of shares available for issuance under the Company’s 2023 Omnibus Incentive Plan (as amended, the “2023 Plan”) by 1,800,000 shares. If the Amendment is approved by our stockholders, the number of shares available for issuance under the 2023 Plan will be 2,050,749 (based on the number of shares available for issuance as of March 31, 2025).

The Board has unanimously approved and recommends that stockholders approve the Amendment. This increase in the number of shares would allow sufficient shares to continue to be available under the 2023 Plan for approximately two additional years. The Board believes that the number of shares that remain available for future issuance will be insufficient to achieve the purposes of the 2023 Plan beyond one year (and perhaps a shorter period) unless the additional shares are authorized and approved by stockholders.

The summary that follows represents the terms of the 2023 Plan in the event the Amendment is approved by our stockholders. The following information regarding the 2023 Plan is being provided to you in connection with the solicitation of proxies for the approval of the Amendment. The following description of the 2023 Plan is a summary only and is qualified in its entirety by reference to the full text of the 2023 Plan, which was filed as Annex A to the Company’s proxy statement for the Company’s 2023 annual meeting filed with the SEC on April 28, 2023, and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to the full text of the 2023 Plan. Annex A to this proxy statement contains the text of the proposed Amendment. Annex A is incorporated by reference into the following plan summary, which is qualified in its entirety by this reference. Capitalized terms used herein which are not otherwise defined shall have the meaning assigned to such terms in the 2023 Plan, unless clearly stated otherwise.

Highlights of the Plan

If the Amendment is approved, the number of shares of our common stock that will be available for issuance under the 2023 Plan pursuant to any form of equity awards permitted under the 2023 Plan will be equal to (a) 1,800,000 shares of common stock, plus (b) the number of shares of common stock available under the 2023 Plan (which was 250,749 shares as of March 31, 2025) immediately prior to stockholder approval of the Amendment, plus (c) any shares of common stock with respect to awards that were granted under the Heritage Insurance Holdings, Inc. Omnibus Incentive Plan (the “Prior Plan”) or the 2023 Plan that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions). However, shares of common stock with respect to awards under the 2023 Plan or the Prior Plan that are withheld or tendered or not issued to the participant to satisfy tax withholding obligations or to pay the exercise price of an award under the 2023 Plan or any award under the Prior Plan would not become available for issuance pursuant to the 2023 Plan.

Share Reservation

In its determination to recommend that the Board approve the Amendment, the Committee reviewed the existing terms of outstanding awards under the 2023 Plan, a summary of the 2023 Plan terms and the share usage, overhang and dilution metrics set forth below, as well as market practices and trends and the estimated cost of the additional shares requested by the Amendment. The following table summarizes the number of shares of common stock that were authorized for issuance related to outstanding awards under the 2023 Plan and available for future awards under the 2023 Plan as of March 31, 2025.

Shares Subject to Outstanding Options	Shares Subject to Outstanding Full-Value Awards	Shares Remaining Available for Future Grants under the 2023 Plan	Total
0	1,939,029	250,749	2,189,778

We had 30,993,270 shares outstanding as of April 16, 2025. The aggregate total of 2,189,778 shares subject to outstanding full-value awards or available for future grants under the 2023 Plan represents a fully-diluted overhang of approximately 7.0% of our common stock outstanding as of April 16, 2025. If the Amendment is approved, the 1,800,000 newly authorized shares requested would increase the overhang to approximately 12.1%. Overhang is calculated as the total of (a) shares underlying outstanding awards (which represent unvested shares of time-based and performance-based restricted stock) plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards (which already includes the outstanding unvested shares of time-based and performance-based restricted stock) and shares available for issuance under future equity awards. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Share Usage

Our average three-year run rate for 2022, 2023 and 2024 is 1.1%. The run rate for each fiscal year is calculated as the number of shares granted under the 2023 Plan or the Prior Plan, as applicable, including time-based restricted stock and earned performance-based restricted stock, divided by the weighted average common shares outstanding.

Year	Appreciation awards granted (non-performance- based)	Appreciation awards vested (performance- based)	Full-value awards granted (non- performance- based)	Full-value awards vested (performance- based)	Weighted Average Common Shares Outstanding	Run Rate
2024	0	0	211,342	0	30,595,348	0.7%
2023	0	0	419,208	0	26,193,065	1.6%
2022	0	0	240,107	0	26,343,826	0.9%

Important Governance Features and Practices

The 2023 Plan and our equity grant practices are designed to reflect sound corporate governance practices and protect stockholder interests:

FEATURE/PRACTICE	DESCRIPTION
No Liberal Share Recycling	Neither shares of common stock withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award either under the 2023 Plan or the Prior Plan nor any shares of common stock repurchased by the Company on the open market with the proceeds of an award under the 2023 Plan or Prior Plan paid to the Company by or on behalf of the participant would be available again for purposes of determining the maximum number of shares of common stock available under the 2023 Plan.

No Evergreen Provision	The 2023 Plan does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2023 Plan.

No Automatic Grants	The 2023 Plan does not provide for automatic grants to any participant.

No Tax Gross-Ups	The 2023 Plan does not provide for any tax gross-ups.

No Discounted Options or SARs	Options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

Explicit “No Repricing” Provisions	Subject to certain adjustment provisions, the 2023 Plan expressly provides that the terms of Options or SARs may not be amended, without stockholder approval, to (1) reduce the exercise price of outstanding

FEATURE/PRACTICE	DESCRIPTION
Options or SARs, (2) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (3) cancel outstanding Options or SARs with an exercise price above the then-current share price in exchange for cash or other securities.

Individual Limits on Awards	The 2023 Plan limits the number of shares of common stock underlying awards that may be granted to a participant in a calendar year.

No Acceleration of Vesting of Equity Awards for Terminations, Absent a Change of Control	If a participant who receives replacement awards from, or whose awards are assumed by, the successor entity in a Change of Control (as defined below) is terminated without cause (or the participant terminates employment for “good reason” under an agreement with us that contemplates such termination) within twelve months following a Change of Control, then the participant’s awards will be vested in full, or on a prorated basis if the award is subject to the attainment of performance goals (based on the maximum value payable to the participant under such award) and shall be cancelled in exchange for shares of the successor entity’s common stock or other securities or a cash payment to the participant.

No liberal Change of Control definition	The definition of Change of Control would require consummation, not only stockholder approval, of a merger or similar corporate transaction.

No Dividends on Unvested Awards, Stock Options or SARs	The 2023 Plan prohibits the payment of dividends or dividend equivalents on Options and SARs. Where permitted for other awards, dividends or dividend equivalent rights, if any, will be subject to the same vesting requirements and risk of forfeiture as the underlying award and will only be paid if and at the time those vesting requirements are satisfied.

Independent Administration	The 2023 Plan is administered by the Compensation Committee, which is composed entirely of directors who are “independent” within the meaning of the NYSE independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Summary of the 2023 Plan (as amended by the Amendment)

Administration

The administrator of the 2023 Plan is the Compensation Committee of the Board or such other committee designated by the Board of Directors to administer the 2023 Plan (the “Committee”). Our Chief Executive Officer may act as the administrator with respect to awards granted to employees other than “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act). Subject to any limitations contained in the 2023 Plan, the administrator will have the authority to designate those eligible individuals who will become participants and determine the type of awards to be granted to each participant and the number, terms and conditions of such awards, as well as establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2023 Plan.

Subject to the terms of the 2023 Plan, the Committee is authorized to (1) select eligible recipients, (2) determine the terms and conditions of the awards, (3) interpret the 2023 Plan and awards, (4) grant replacement awards in specified circumstances, (5) establish, amend and rescind rules and regulations for its administration, and (6) modify and cancel awards. Any interpretation of the 2023 Plan by the Committee, and any decision made by the Committee under the 2023 Plan, is binding and conclusive on all persons. In no event would the Committee have the power to reprice options or SARs with an exercise price that is less than the original exercise price unless such action is approved by our stockholders, except to the extent such adjustments are necessary in connection with certain transactions to maintain the relative proportionate interest the options and SARs represented immediately prior to such transactions and to preserve, without exceeding, the value of such options or SARs.

Eligibility

Any employee or officer of the Company or any of its affiliates, any other service providers, and any individual that has agreed to become an officer or employee, or any non-employee director of the Company is eligible for selection by the Committee to receive awards under and participate in the 2023 Plan. There are currently approximately 540 employees and 7 non-employee directors who will be eligible to participate in the 2023 Plan.

Shares Available for Awards

Subject to adjustment as provided in the 2023 Plan, assuming approval of the Amendment by our stockholders, the aggregate number of shares of our common stock that will be available for issuance under the 2023 Plan pursuant to any form of equity awards permitted under the 2023 Plan will be equal to (a) 1,800,000 shares of common stock, plus (b) the number of shares of common stock available under the 2023 Plan (which was 250,749 shares as of March 31, 2025) immediately prior to stockholder approval of the Amendment, plus (c) any shares of common stock with respect to awards that were granted under the Prior Plan or the 2023 Plan that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions). Only an amount equal to 1,800,000 shares may be issued upon the exercise of incentive stock options.

If (i) an award under the 2023 Plan or the Prior Plan lapses, expires, terminates or is cancelled without the issuance of shares under such award, (ii) it is determined during or at the conclusion of the term of an award under the 2023 Plan or the Prior Plan that all or some portion of the shares with respect to which the award was granted will not be issuable, (iii) shares subject to an award under the 2023 Plan or the Prior Plan are forfeited or (iv) shares subject to an award under the 2023 Plan or the Prior Plan are reacquired by us pursuant to rights reserved upon the issuance of such shares, then such shares shall be recredited to the 2023 Plan’s reserve and may again be used for new awards. Any such shares recredited under clause (iv) may not, however, be issued pursuant to incentive stock options. However, shares of common stock with respect to awards under the 2023 Plan or the Prior Plan that are withheld or tendered or not issued to the participant to satisfy tax withholding obligations or to pay the exercise price of an award under the 2023 Plan or any award under the Prior Plan would not become available for issuance pursuant to the 2023 Plan.

To the extent the Company is subject to Code Section 162(m) and subject to certain adjustments, the 2023 Plan imposes maximum aggregate limits applicable to awards made to any participant during any fiscal year.

Types of Awards

The Committee may grant the following types of awards to any eligible individual it selects:

•

Stock Options. A stock option permits the award holder to purchase shares of our common stock in the future at a fixed price. Two types of stock options may be granted: incentive (or qualified) stock options, which may only be granted to our employees (or those of any of our subsidiaries), and nonqualified stock options. A stock option must have an exercise price at least equal to the fair market value of a share of our common stock as determined on the date of grant. The date of grant may not be a date prior to the date the Committee takes action to approve the option. For purposes of the 2023 Plan, fair market value means the closing price of a share of our common stock as reported on the NYSE on the relevant date, or if no sales occur on such date, on the last preceding date on which a sale occurred on such market. A stock option must expire no later than the tenth anniversary of its grant date.

•

Stock Appreciation Rights (“SARs”). A SAR gives the award holder the right to receive the difference between the fair market value per share of our common stock on the date of exercise over the grant price. Similar to stock options, a SARs grant must be price at least equal to the fair market value of a share of our common stock as determined on the date of grant, and the date of grant may not be a date prior to the date the Committee takes action to approve the SAR. A SAR must expire no later than the tenth anniversary of its grant date.

•

Restricted Stock. A holder of a restricted stock award immediately receives shares of our common stock, which shares are subject to restrictions on transferability and subject to forfeiture based on certain conditional events.

•

Restricted Stock Units or Deferred Stock Rights. These units/rights provide the award holder the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria.

•	Performance Awards (Performance Shares or Performance Units). These awards entitle the holder to a payment in stock or cash upon the attainment of one or more specified performance goals.

•	Annual or Long-Term Incentive Awards. These awards entitle the holder to a payment in cash based on the attainment of one or more specified performance goals.

•

Dividend Equivalents. These awards entitle the award holder to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying such award.

•	Other Stock-Based Awards. The Committee may grant other types of stock-based awards that are payable in stock or cash.

Performance Goals

The Committee is authorized to designate any award granted under the 2023 Plan as a performance award that is contingent on the achievement of performance goals during a performance period as determined by the Committee upon the grant of the performance award. Performance awards may be settled by delivery of cash, shares or any combination thereof, as determined by the Committee.

The Committee may establish the performance measures for awards under the 2023 Plan which may be based on the achievement of one or more of the following criteria for the Company, on a consolidated basis (other than items (1) through (4)), or for any affiliate, or for divisions or business units of the Company or any affiliate: (1) our basic earnings per common share on a consolidated basis; (2) our diluted earnings per common share on a consolidated basis; (3) total stockholder return; (4) fair market value of shares; (5) net sales (6) cost of sales; (7) gross profit; (8) selling, general and administrative expenses; (9) operating income; (10) earnings before interest and the provision for income taxes (EBIT); (11) earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA); (12) adjusted EBITDA; (13) net operating ratio; (14) gross premiums written; (15) net income; (16) accounts receivable; (17) inventories; (18) trade working capital; (19) return on equity; (20) return on assets; (21) return on invested capital; (22) return on sales; (23) non-catastrophic claims incurred; (24) reinsurance costs; (25) gross premiums earned; (26) economic value added, or other measure of profitability that considers the cost of capital employed; (27) free cash flow; (28) net cash provided by operating activities; (29) net increase (decrease) in cash and cash equivalents; (30) customer satisfaction; (31) market share; and (32) quality.

In addition, the Committee may designate other categories, including categories involving individual performance and subjective targets, not listed above.

Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

The Committee may adjust the impact of one or more events or occurrences as the Committee determines appropriate, including, without limitation: (i) any gains or losses from the sale of assets outside the ordinary course of business; (ii) any gains or losses from discontinued operations; (iii) any extraordinary gains or losses; (iv) the effects of accounting changes; (v) any unusual, nonrecurring, transition, one-time or similar items or charges; (vi) the diluted impact of goodwill on acquisitions; (vii) and any other items specified by the Committee.

Termination of Employment

Generally, a participant’s employment, retention, change of control, severance or similar agreement with us will control if such agreement discusses the treatment of awards upon a termination of employment. If not otherwise specified in a participant’s award agreement, the following provisions will apply.

If a participant is terminated for cause or due to inimical conduct, all vested and unvested awards are automatically cancelled and forfeited.

All unvested and/or unexercisable stock options, SARs, restricted stock, restricted stock units and deferred stock rights (in each case, other than performance awards) will automatically be cancelled and forfeited upon termination of employment for any reason. If the participant terminates employment due to retirement, death or disability, all vested stock options and SARs will remain exercisable until the earlier of the end of the term of such award or the date that is one year following the date of such termination. The post-termination exercise period for vested stock options and SARs described in the preceding sentence is reduced to 30 days if the participant terminates employment for any reason other than due to retirement, death, disability or for cause or inimical conduct.

Subject to the exceptions described below, all awards other than stock options, SARs, restricted stock, restricted stock units and deferred stock rights will be automatically cancelled and forfeited upon any termination of employment. Upon a termination of employment due to retirement, (i) all performance awards outstanding will be paid in shares of our common stock or cash, as applicable, following the end of the performance period and based on the achievement of the performance goals as though the termination had not occurred, and (ii) all incentive awards shall be cancelled in exchange for a cash payment following the end of the performance period based on the achievement of the performance goals but prorated based on the number of days in the performance period that had passed prior to such termination of employment. Upon a termination of employment due to death or disability, (i) all performance awards outstanding will be paid in shares of our common stock or cash, as applicable, following the end of the performance period and based on the achievement of the performance goals as though the termination had not occurred, but prorated based on the number of days in the performance period that had passed prior to such termination of employment, and (ii) all incentive awards shall be cancelled in exchange for a cash payment following the end of the performance period based on the achievement of the performance goals but prorated based on the number of days in the performance period that had passed prior to such termination of employment.

Limitations on Transfer

No award (other than unrestricted shares) will be assignable or transferable by a participant other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a participant to designate, in writing, a beneficiary to exercise the award after the participant’s death or to transfer an award.

Treatment of Awards upon a Change of Control

Generally, a participant’s employment, retention, change of control, severance or similar agreement with us, if applicable, will control if such agreement discusses the treatment of awards upon a Change of Control. If not otherwise specified in a participant’s award agreement or by the Committee prior to the Change of Control, the following provisions will apply.

Upon a Change of Control, the successor entity in the transaction may assume all of our outstanding awards or replace such awards with similar awards. However, to the extent awards are not assumed or replaced, then all outstanding stock-based awards will vest immediately prior to the date of the Change of Control and (unless otherwise determined by the Committee) (i) all stock options and SARs will be cancelled and paid out in cash and (ii) all earned but unpaid performance and incentive awards would be cancelled in exchange for a cash payment based on the maximum value payable to the participant under such award, but prorated based on the number of days in the performance period that had passed prior to such Change of Control.

If a participant who receives a replacement award by the successor entity in the transaction is terminated without cause (or the participant terminates employment for “good reason” under an agreement with us that contemplates such termination) within twelve months following a Change of Control, then the participant’s awards will be vested in full, or on a prorated basis if the award is subject to the attainment of performance goals (based on the maximum value payable to the participant under such award) and shall be cancelled in exchange for shares of the successor entity’s common stock or other securities or a cash payment to the participant.

The term “Change of Control” is defined in the 2023 Plan to mean the first to occur of any one of the following events:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company (as defined below) or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(h)(iii)(A) - 2(h)(iii)(C) of the 2023 Plan;

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business

Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company, or an Affiliate of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award that provides for the payment of deferred compensation that is subject to Code Section 409A, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award to comply with Code Section 409A.

For purposes of determining whether a participant’s employment with the Company and its affiliates is terminated without “Cause” under the 2023 Plan, the term “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in directs in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; (v) the Participant’s conviction for a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (vii) any conduct constituting “cause” as such term may be defined in the Participant’s employment or service agreement with the Company.

The good faith determination by the Committee of whether the participant’s employment or service was terminated for Cause is final and binding for all purposes.

Adjustments

In the event we enter into a transaction that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee will make such adjustments to the number and type of shares subject to the 2023 Plan and outstanding awards, the grant, purchase or exercise price with respect to any award or the performance goals of an award as the Committee may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan.

In no event, however, may we, the Committee or any other person amend an option or SAR to reduce the exercise or grant price, cancel an option or SAR in exchange for a similar award with a lower exercise or grant price, or cancel an out-of-the-money option or SAR for a cash payment or other consideration, except to the extent such adjustments are necessary in connection with any transaction described above to maintain the relative proportionate interest the options and SARs represented immediately prior to any such transaction and to preserve, without exceeding, the value of such options or SARs.

Termination and Amendment

The Committee may, at any time and from time to time, terminate or amend the 2023 Plan, but an amendment will require stockholder approval if (i) it is required by the Exchange Act, the listing requirements of any principal securities exchange or market on which our shares of common stock are then traded, or any applicable law; or (ii) the amendment increases the number of shares reserved under the 2023 Plan or the individual participant share or payment limits set forth in the 2023 Plan, expands the group of individuals that may become participants, or diminishes the protections afforded by the anti-repricing provisions of the 2023 Plan.

In no event, however, may we, the Committee or any other person amend an option or SAR to reduce the exercise or grant price, cancel an option or SAR in exchange for a similar award with a lower exercise or grant price, or cancel an out-of-the-money option or SAR for a cash payment or other consideration, except to the extent such adjustments are necessary in connection with certain transactions to maintain the relative proportionate interest the options and SARs represented immediately prior to any such transaction and to preserve, without exceeding, the value of such options or SARs.

U.S. Federal Income Tax Consequences of Awards

The following summarizes the consequences under existing U.S. federal income tax rules of awards under the 2023 Plan.

Incentive Stock Options. Incentive stock options (“ISOs”) are intended to qualify as “incentive stock options” under Section 422 of the Code. We understand that under current federal income tax law:

•	Our employees do not recognize income when we grant them ISOs.

•

An optionee does not recognize income when an ISO is exercised, although the difference between the option price and the fair market value of the shares acquired upon exercise is a “tax preference item” which, under certain circumstances, may give rise to alternative minimum tax liability on the part of the optionee.

•

If the optionee holds shares purchased pursuant to the exercise of an ISO for cash for at least two years from the option grant date and at least one year after the transfer of the shares to the optionee, then:

•	The optionee will recognize gain or loss only upon ultimate disposition of the shares. Any gain or loss generally will be treated as long-term capital gain or loss.

•	Heritage will not be entitled to a federal income tax deduction in connection with the grant or exercise of the option.

•	If the optionee disposes of the shares purchased pursuant to the exercise of an ISO before the expiration of the required holding period, then:

•

The optionee will recognize ordinary income in the year of the disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the exercise date or the selling price. The balance of any gain the optionee realizes on the disposition will be taxed as long or short term capital gain, depending upon whether the optionee has held the shares for at least one year after the option is exercised.

•	Heritage generally will be entitled to a deduction in the year of the disposition equal to the amount of ordinary income recognized by the optionee.

Nonqualified Stock Options. “Nonqualified” stock options are stock options that do not qualify as ISOs. We understand that under existing U.S. federal income tax law:

•	Our employees do not recognize income when we grant them nonqualified stock options.

•

Upon exercise of a nonqualified option, the optionee recognizes ordinary income in the amount by which the fair market value of the shares purchased exceeds the exercise price of the option. Heritage generally is entitled to a deduction in an equal amount. If the optionee is an employee, this income will be subject to applicable income and employment tax withholding and employment tax payment by Heritage.

Stock-Based Awards. We understand that under existing U.S. federal income tax law:

•

Generally, if a participant receives a stock-based award under the 2023 Plan, the participant will recognize ordinary compensation income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount the participant paid in exchange for the shares.

•

If, however, the shares are not vested when received under the 2023 Plan (for example, if the participant is required to work for a period of time in order to have the right to sell the shares), the participant generally will not recognize income until the shares becomes vested, at which time the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares on the date it becomes vested over any amount the participant paid in exchange for the shares.

•

The participant may, however, file an election with the Internal Revenue Service, within 30 days of the participant’s receipt of the stock-based award, to recognize ordinary compensation income, as of the date the participant received the stock-based award, equal to the excess, if any, of the fair market value of the shares on the date the other stock-based award is granted over any amount the participant paid in exchange for the shares. If the participant is an employee of Heritage, the ordinary compensation income the participant recognizes is subject to federal and state income and employment tax withholding and employment tax payment by Heritage.

Stock Appreciation Rights. We understand that under existing U.S. federal income tax law:

•

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SAR will be taxed as ordinary income to the employee in the year of exercise or settlement. If the participant is an employee of Heritage, the ordinary compensation income the participant recognizes is subject to federal and state income and employment tax withholding and employment tax payment by Heritage.

•

In general, there will be no federal income tax deduction allowed to Heritage upon the grant or termination of SARs. However, upon the exercise or settlement of a SAR, Heritage will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.

Section 409A. If any award constitutes a “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the award is subject to certain additional requirements discussed in the 2023 Plan, if and to the extent required to comply with Section 409A of the Code. Any award agreement for any award that the Committee believes may constitute a Section 409A Plan, and the provisions of the 2023 Plan applicable to that award, is construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the participant’s consent, may amend any award agreement (and the provisions of the 2023 Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. In the event of a Change of Control, any outstanding awards that constitute deferred compensation is paid in accordance with Section 409A of the Code. If any award agreement or award is deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents is liable to any participant or other person for actions, decisions or determinations made in good faith.

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. It is for general information only and is not intended or written to be used as tax advice. It is based on the U.S. federal income tax laws currently in effect and does not address state, local or foreign tax consequences. This summary also does not purport to deal with all material aspects of U.S. federal taxation that may be relevant to a participant’s personal investment circumstances and does not discuss the tax consequences of those participants who are subject to special treatment under any country’s income tax laws. Participants are strongly urged to consult with their tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect participants in the 2023 Plan and of potential changes in applicable tax laws.

New Plan Benefits Table

Awards under the 2023 Plan will be made at the Board’s or Committee’s discretion, as applicable, based on a number of factors. Therefore, the benefits and amounts that would be received or allocated under the 2023 Plan are not determinable at this time. However, please refer to the Summary Compensation Table, which includes certain information regarding awards granted to our NEOs during the fiscal year ended December 31, 2024. Equity grants to our non-employee directors are described under “Director Compensation.”

Resolution

We are requesting that our stockholders vote on the following resolution to approve the 2023 Omnibus Incentive Plan described in this proxy statement:

“RESOLVED, that the stockholders of Heritage Insurance Holdings, Inc. (“Heritage”) approve the amendment to the Heritage Insurance Holdings, Inc. 2023 Omnibus Incentive Plan as set forth in Annex A to Heritage’s 2025 Annual Meeting proxy statement.”

Required Vote

The approval of the Amendment to the Company’s 2023 Omnibus Incentive Plan proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon at the annual meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2023 OMNIBUS INCENTIVE PLAN.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

The Board maintains flexibility to determine the appropriate leadership structure for the Company and whether the roles of Chairman of the Board and CEO should be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined, based upon the Company’s best interests in light of the dynamic environment in which it operates, the Board’s assessment of the Board’s leadership, and the Company’s needs from time to time. Currently, the offices of the Chief Executive Officer and Chairman of the Board are separated. The Board considered that separating these offices would allow the CEO to focus on the strategic direction of the Company and the day to day leadership and performance of the Company, while allowing for the Chairman to provide guidance to the CEO, set the agenda for the Board meetings and preside over meetings of the Board.

Board of Directors Role in Risk Oversight

Our Board oversees the risk management activities designed and implemented by our management. The Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the Board receives regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board has delegated to the Audit Committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Meetings and Committees of the Board of Directors

During 2024, the Board held five meetings. During 2024, except for Mr. Walvekar (who is not standing for re-election), each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period in which he or she was a director and (ii) the total number of meetings held by all of the committees of the Board on which he or she served. The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee which operate under written charters adopted by the Board.

At the Board meetings, non-management directors of the Company meet regularly in executive session without management in accordance with NYSE listing standards. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the Board. Mr. Widdicombe presided over executive sessions of the Board during 2024. In 2024, the non-management directors met in executive session four times. At each executive session, a presiding non-management director chosen by a majority of the directors present presides over the session.

Audit Committee. Ms. Barlas and Messrs. Vattamattam, Walvekar and Whiting currently serve on the Audit Committee. Ms. Barlas serves as the chair of the Audit Committee and, subject to her re-election, the Board has selected Ms. Barlas to continue as chair of the Audit Committee. Mr. Walvekar is not standing for re-election and as such, will no longer be a member of the Audit Committee following the meeting. The Audit Committee is composed of non-employee directors, each of whom is independent under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable listing standards of the NYSE. The Board has determined that each of Ms. Barlas and Messrs. Vattamattam and Whiting meets the requirements of an audit committee financial expert under SEC rules. During 2024, the Audit Committee held four meetings.

The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s internal audit function and independent auditors; and

•	the Company’s information system controls and security.

Compensation Committee. Messrs. Pappas, Vattamattam and Whiting and Ms. Barlas currently serve on the Compensation Committee. Mr. Whiting serves as the chair of the Compensation Committee, and subject to his election, the Board has selected Mr. Whiting to continue as chair of the Compensation Committee. Mr. Pappas is not standing for re-election and as such, will no longer be a member of the Compensation Committee following the meeting. The Compensation Committee is composed of non-employee directors, each of whom is independent as required by the applicable listing standards of the NYSE, including the heightened independence requirements specific to compensation committee members. During 2024, the Compensation Committee held four meetings.

The Compensation Committee is responsible for, among other things:

•	discharging the Board’s responsibilities relating to the compensation of the Company’s directors, Chief Executive Officer and other executive officers;

•	reviewing key employee compensation goals, policies, plans and programs, including management development and succession plans;

•	reviewing and approving employment agreements and other similar arrangements between the Company and the Executive Officers;

•	approving, evaluating and administering the Company’s stock plans and other incentive compensation plans; and

•	overseeing and administering the Company’s executive compensation clawback policies.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time during 2024 or at any other time an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nominating Committee. Messrs. Apostolou, Pappas, Walvekar, Whiting, and Widdicombe currently serve on the Corporate Governance and Nominating Committee. Mr. Widdicombe currently serves as the chair of the Corporate Governance and Nominating Committee effective as of March 11, 2025, prior to March 11, 2025, Mr. Pappas served as the chair of the Corporate Governance and Nominating Committee. Messrs. Pappas and Walvekar are not standing for re-election and as such, will no longer be members of the Corporate Governance and Nominating Committee following the meeting. The Corporate Governance and Nominating Committee is composed of non-employee directors, each of whom is independent as required by the applicable listing standards of the NYSE. During 2024, the Corporate Governance and Nominating Committee held four meetings.

The Corporate Governance and Nominating Committee is responsible for, among other things:

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommend to the Board director nominees for the next annual meeting of stockholders;

•	developing and recommending to the Board matters of corporate governance, including the Corporate Governance Guidelines;

•	recommending to the Board director nominees for each committee of the Board;

•	overseeing the evaluation of the Board and management;

•	reviewing annually our Code of Business Conduct and Ethics;

•	monitoring and assisting the Board in determining the independence of each director and director nominee; and

•	overseeing and reviewing, as the Committee deems appropriate, the Company’s Environmental, Social and Governance (ESG) strategies and initiatives.

In evaluating and determining whether to nominate a candidate for a position on our Board, the Corporate Governance and Nominating Committee will consider the candidate’s professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. The Board regularly assesses its size, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Corporate Governance and Nominating Committee from current Board members, stockholders, professional search firms, officers or other persons. The Corporate Governance and Nominating Committee will review all candidates in the same manner regardless of the source of recommendation, including from stockholders.

The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with our Bylaws. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to our Corporate Secretary.

For purposes of potential nominees to be considered at the 2026 annual stockholders’ meeting, the Corporate Secretary must receive this information during the timeframe described under the heading “Stockholder Proposals for the 2026 Annual Meeting”, in accordance with the procedures in the Bylaws. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned (and the period they have been held).

In 2024, we did not engage a third party to identify, evaluate or assist in identifying potential nominees for director.

Director Independence

There are no family relationships among any of our executive officers or directors. Our Board has affirmatively determined that each of Messrs. Apostolou, Pappas, Vattamattam, Walvekar, Whiting and Widdicombe and Ms. Barlas is an “independent director,” as defined under the rules of the NYSE. In making the independence determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant. Mr. Garateix is not independent as he is our Chief Executive Officer. With respect to Mr. Berset, the Board does not consider him to be independent given his affiliation with a third-party insurance agency that has provided services to, and received payments from, the Company. With respect to Mr. Widdicombe, the Board considered the consulting services provided by Mr. Widdicombe to the Company, as described in the section “Director Compensation” in determining his independence.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, including our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our Chief Accounting Officer. The Code of Ethics is available at www.heritagepci.com on the “Investors” page listed as “Governance Documents” under the heading “Corporate Governance.”

Only the Board or an appointed committee may grant a waiver of the Code of Ethics for our executive officers or directors, and any such waiver will be disclosed to the extent required by law or the listing requirements of the NYSE. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Governance Documents

Current copies of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee charters are available at www.heritagepci.com on the “Investors” page listed as “Governance Documents” under the heading “Corporate Governance.” In addition, the Board has adopted corporate governance guidelines, which are available on that same page. Information on, or accessible through, our website is not a part of, or incorporated by reference into, this proxy statement.

Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o Kirk Lusk, Chief Financial Officer, Heritage Insurance Holdings, 1401 N. Westshore Blvd., Tampa, FL 33607.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. In 2024, four directors attended the annual stockholders’ meeting.

EXECUTIVE OFFICERS

The names of the executive officers of the Company and their ages as of April 16, 2025, titles and biographies are set forth below.

Ernie Garateix, 53, is being nominated for the position of director of the Company. See “Director Nominees” for a discussion of Mr. Garateix’s business experience.

Kirk Lusk, 64, has served as our Chief Financial Officer since April 2018 and served as our Co-Chief Financial Officer from January 2018 to that date. Prior to joining us, from January 2013 to February 2018, Mr. Lusk served as Chief Financial Officer of Narragansett Bay Insurance Company (“NBIC”), which was acquired by us in November 2017 in connection with the acquisition of NBIC Holdings, Inc., the parent company of NBIC. Prior to that, Mr. Lusk served as International Chief Financial Officer of Aetna, Inc. from 2008 through 2012, Chief Financial Officer of Alea Group Holdings Bermuda Ltd. from 2005 through 2008 and Chief Financial Officer of GE ERC’s Global Casualty and GE Capital Auto Warranty Services from 1998 through 2004.

Sharon Binnun, 63, has served as our Chief Accounting Officer since May 2016. Prior to that, she served as our Executive Vice President of Finance beginning in November 2014. Prior to joining us, Ms. Binnun served as the Executive Vice President of Cypress Property Insurance Company from July 2013 to August 2014. Prior to that, Ms. Binnun served as the Chief Financial Officer of Citizens Property Insurance Corporation from February 2007 to July 2013. Ms. Binnun’s prior employment includes Deputy Insurance Commissioner in Florida as well as a career at Deloitte & Touche. Ms. Binnun is a certified public accountant in the State of Florida.

Tim Moura, 52, has served as the President of our subsidiary company, NBIC, since January 2018. Prior to joining us, from February 2014 to January 2018, Mr. Moura served as Senior Vice President of NBIC, which we acquired in November 2017. Prior to that, Mr. Moura served as Vice President of Tower Group Companies from 2010 through 2013, Regional Vice President for OneBeacon Insurance Group from 2004 to 2006 and in various management roles at MetLife Auto & Home from 1995 to 2004. Mr. Moura has over 25 years of industry experience, serving in leadership positions with both national and regional insurance carriers.

Tim Johns, 69, has served as the President of our subsidiary company, Zephyr Insurance Company, since April 2018. Prior to joining us, from June 2011 to July 2017, Mr. Johns served as a health insurance executive, including as Executive Vice President and Chief Consumer Officer, of Hawaii Medical Service Association (Blue Cross Blue Shield of Hawaii). Mr. Johns has also served as a director of Hawaiian Electric Co., Inc. since February 2005 and as trustee and/or director of private real estate-related organizations and non-profit and charitable foundations.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 16, 2025 (except as indicated below) by:

•	all persons known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors and director nominees;

•	each of our named executive officers listed in the “Executive Compensation” section of this proxy statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Heritage Insurance Holdings, Inc., 21401 N Westshore Blvd, Tampa, Florida 33607.

Name and Address	Number of Shares Beneficially Owned(1)	Approximate Percent of Class(1)
MORE THAN 5% BENEFICIAL OWNERS:
Raymond T. Hyer(2)	3,711,263	12.0%
BlackRock, Inc.(3)	1,919,137	6.2%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS:
Ernie Garateix(4)	1,270,808	4.1%
Richard Widdicombe(5)	696,497	2.2%
Pete Apostolou(5)	189,719	*
Mark Berset(6)	758,928	2.4%
Irini Barlas(7)	85,367	*
Nicholas Pappas(8)	76,314	*
Joseph Vattamattam(5)	58,510	*
Vijay Walvekar(9)	315,683	1.0%
Paul L. Whiting(10)	140,447	*
Kirk Lusk(11)	618,756	2.0%
Tim Moura(12)	276,134	*
All directors and executive officers as a group (13 persons)(13)	4,723,208	15.2%

*	= less than 1%
(1)

“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days of April 16, 2025. The number of shares beneficially owned is determined as of April 16, 2025, and the percentages are based upon 30,993,270 shares of our common stock outstanding as of that date. Unless otherwise indicated, each stockholder listed in the table above has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)

Based solely on a Schedule 13G/A jointly filed on February 21, 2024 by Raymond T. Hyer and the other reporting persons named therein, of the aggregate 3,711,263 shares of common stock beneficially owned, Mr. Hyer has sole voting and dispositive power over 2,959,263 shares and shared voting and dispositive power over 580,000 shares, and the other reporting persons have sole and/or shared voting and dispositive power over the remaining shares. The principal business address for Raymond T. Hyer and each of the other reporting persons is 3919 E. 7th Ave, Tampa, Florida 33605.

(3)

Based solely on a Schedule 13G filed by BlackRock, Inc. on November 8, 2024, of the 1,919,137 shares of our common stock beneficially owned, BlackRock, Inc. has (a) sole voting power with respect to 1,891,661 shares and (b) sole investment power with respect to all 1,919,137 shares. According to the filing, BlackRock, Inc. is the beneficial owner of our common stock as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of our common stock: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)

Includes (i) an aggregate of 581,281 shares of performance-based restricted stock awarded to Mr. Garateix which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition, (ii) an aggregate of 145,299 shares of performance-based restricted stock awarded to Mr. Garateix which represents the target number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to increase or decrease based on the results of the performance condition and (iii) an aggregate of 183,215 shares of unvested time-based restricted stock that vests in annual installments.

(5)	Includes 4,914 shares of restricted stock that vests on June 5, 2025.
(6)

Includes (i) 47,000 shares held by Mr. Berset’s wife’s IRA, (ii) 36,700 shares held by the Mark Berset 2012 Irrevocable Trust, (iii) 316,400 shares held by the Linda Berset Irrevocable Trust, (iv) 84,909 shares held by the Linda C Berset Family Trust, and (v) 4,914 shares of restricted stock that vests on June 5, 2025.

(7)

Includes (i) 65,769 shares held by the Lee M. Barlas and Irini Barlas Living Trust, of which 4,914 represents shares of restricted stock that vests on June 5, 2025 and (ii) 6,852 shares held by Ms. Barlas’ spouse.

(8)	Includes (i) 76,314 shares held in a joint account in the names of Mr. Pappas and his father and (ii) 4,914 shares of restricted stock that vests on June 5, 2025.
(9)	Includes (i) 237,789 shares held by Mr. Walvekar’s wife and (ii) 4,914 shares of restricted stock that vests on June 5, 2025.
(10)

Represents (i) 40,871 shares held by Whiting Family, LLC, which is controlled by Mr. Whiting and his spouse, (ii) 20,000 shares held by Paul & Gail Whiting Investments Limited, which is controlled by Mr. Whiting and (iii) 4,914 shares of restricted stock that vests on June 5, 2025.

(11)

Includes (i) an aggregate of 248,098 shares of performance-based restricted stock awarded to Mr. Lusk which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition, (ii) an aggregate of 56,980 shares of performance-based restricted stock awarded to Mr. Lusk which represents the target number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to increase or decrease based on the results of the performance condition and (iii) an aggregate of 82,643 shares of unvested time-based restricted stock that vests in annual installments.

(12)

Includes (i) an aggregate of 124,302 shares of performance-based restricted stock awarded to Mr. Moura which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition, (ii) an aggregate of 18,519 shares of performance-based restricted stock awarded to Mr. Moura which represents the target number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to increase or decrease based on the results of the performance condition and (iii) an aggregate of 29,722 shares of unvested time-based restricted stock that vests in annual installments.

(13)

Includes (i) an aggregate of 1,104,612 shares of performance-based restricted stock which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition, (ii) an aggregate of 253,918 shares of performance-based restricted stock which represents the target number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to increase or decrease based on the results of the performance condition, (iii) an aggregate of 322,312 shares of unvested time-based restricted stock that vests in annual installments and (iv) an aggregate of 39,312 shares of restricted stock held by directors that vest on June 5, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.

Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely, except that Forms 4s to report four transactions in 2024 for Mr. Pappas were not timely filed.

EXECUTIVE COMPENSATION

As a “smaller reporting company” we have opted to comply with the executive compensation disclosure rules applicable to smaller reporting companies as such term is defined in the rules promulgated under the Securities Act, which requires compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.

This section discusses the material components of the executive compensation program offered to the executive officers of the Company who are our “named executive officers” for 2024. Such executive officers consist of the following persons, referred to herein as our named executive officers, or the “NEOs”:

•	Ernie Garateix, Chief Executive Officer

•	Kirk Lusk, Chief Financial Officer

•	Tim Moura, President, Narragansett Bay Insurance Company, our subsidiary

2024 Performance Highlights

•

Net income for the year ended December 31, 2024 was $61.5 million or $2.01 per diluted share, compared to a net income of $45.3 million or $1.73 per diluted share in the prior year, driven by the positive impact of rate actions, underwriting actions, and exposure management undertaken during 2022, 2023 and 2024, partly offset by higher operating expenses and income taxes and significantly higher catastrophe losses.

•	Income before taxes for the year ended December 31, 2024 was $82.7 million, compared to $52.0 million in the prior year driven by the impact of rate, underwriting and exposure management actions.

•

Return on equity of 24.1% compared to 25.8% in the prior year. The return on equity was lower than the prior year despite higher net income for the year ended December 31, 2024 compared to the net income for the year ended December 31, 2023. This was driven by a higher average shareholders’ equity in 2024 compared to 2023.

•	Book value per share of $9.50 at December 31, 2024, was up 30.3% from $7.29 at December 31, 2023.

•

Premiums-in-force were $1.43 billion as of December 31, 2024, representing a 5.7% increase from December 31, 2023, reflecting continued proactive underwriting and rate actions and strategic growth in our commercial lines product, despite an intentional year over year reduction of over 60,000 policies. Concurrently, total insured value decreased by 5.8%.

•

Gross premiums written of $1.43 billion, up 6.7% from $1.34 billion in the prior year, driven primarily by rate actions, which was partly offset by personal lines exposure management policy count reduction. Premium growth in the commercial lines business offset the decline in premium from personal lines policies. Additionally, rate increases continued to meaningfully benefit written premiums throughout the book of business combined with the use of inflation guard, which ensures appropriate property values. While we expect underwriting discipline and exposure management to continue, the specific intentional targeted exposure management of the last several years is expected to level out going forward as we focus on a controlled growth strategy, which includes growing the personal lines policy count.

•	Gross premiums earned of $1.4 billion, up 6.2% from $1.3 billion in the prior year, reflecting higher gross premiums written over the last twelve months driven by higher rates.

•	Net premiums earned of $767.9 million, up 10.1% from $697.2 million in the prior year, reflecting the higher gross earned premium outpacing the increase in ceded premiums for the year.

•

Expanded in-force premium for Excess & Surplus lines (“E&S”) policies in California, Florida and South Carolina to over $46.0 million. E&S business is unique as the forms and rates are generally not subject to regulation and therefore has the ability to more timely implement market adjustments.

•

Net loss ratio of 58.2%, a 2.9 point improvement over the prior year of 61.1%, driven by the benefit of higher net premiums earned and lower attritional losses which exceeded the impact of higher catastrophe and weather losses and loss adjustments expenses and adverse development.

•

Continued execution of our strategic profitability initiatives including improve underwriting profit through rate adequacy and more selective underwriting, allocating capital to products and geographies that maximize long-term returns, and maintaining a balanced and diversified portfolio. This includes a reduction of policies in force by nearly 30.0%, a reduction in total insured value of 10.3%, and an increase in premiums in force by nearly 12.0% as compared to the prior year. These actions resulted in a more stable book of business which we expect will benefit long-term underwriting results.

•

Strategic initiatives for 2025 include re-opening profitable geographies, persistent underwriting discipline and focus on rate adequacy, and continued data driven analytics to drive exposure management.

•

Successful placement of 2024-2025 catastrophe excess-of-loss reinsurance program with highly rated or collateralized reinsurers and $575.0 million of limit available for the 2024 hurricane season from fully collateralized reinsurance placed in the Insurance Linked Securities (“ILS”) Market. The placement of catastrophe bonds in the ILS Market further expands the availability and diversification of our reinsurance capacity, while potentially providing multi-year fully collateralized reinsurance protection. Strategically utilized subsidiary captive reinsurer to reduce retained losses at each insurance company subsidiary while retaining premium within holding company system.

Say on Pay Vote and Shareholder Engagement

In 2024, we continued our proactive shareholder outreach efforts and actively engaged with our institutional investors on a variety of corporate governance matters, including alignment of our executive compensation program with the interests of our shareholders. We held targeted investor meetings on a variety of these matters, continued our assertive outreach campaign and executed on our strategy to attract new categories of investors to broaden our shareholder base.

Our investor relations efforts have been geared toward invigorating investor interest through strategic engagement, transparent financial communication, and a commitment to keeping investor relations materials current and compelling. We welcome the opportunity to engage with our shareholders on matters important to them and take that feedback into account in our decision making process.

Independent Compensation Consultant

The Compensation Committee has the authority, pursuant to its charter, to retain outside advisors in its sole discretion. For 2024, the Compensation Committee again selected and retained Pay Governance, a nationally recognized independent consulting firm, to review and provide independent analysis and recommendations to the Compensation Committee regarding the compensation to our NEOs based on their experience and relevant competitive market data. Pay Governance did not perform any services for us other than their services to the Compensation Committee. The Compensation Committee reviewed the independence of Pay Governance and has concluded that its work for the Compensation Committee during 2024 did not raise any conflict of interest that would prevent Pay Governance from independently advising the Compensation Committee.

Summary Compensation Table

The following Summary Compensation Table discloses the compensation information of our NEOs for our 2024 fiscal year. Certain information regarding 2024 compensation is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)		Total ($)
Ernie Garateix	2024	850,000	—	1,657,500	1,490,333	(2)	336,679		4,334,512
CEO	2023	1,000,000	—	2,475,000	1,480,000		43,446	(4)	4,998,446
Kirk Lusk	2024	800,000	—	720,000	736,000	(2)	337,562		2,593,561
CFO	2023	950,000	—	1,100,000	447,000		47,800	(4)	2,544,800
Tim Moura	2024	650,000	—	227,500	247,390	(2)	62,914		1,187,804
President, NBIC	2023	950,000	—	550,000	153,750		27,379	(4)	1,681,129

(1)

The amounts in this column do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead, the amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. For Messrs. Garateix, Lusk and Moura, $1,020,000, $400,000 and $130,000, respectively, of this amount represents the aggregate grant date fair value of performance-based restricted stock granted in 2024, and the grant date fair value of such awards was computed based on achievement of the target level of performance. The value of the performance-based restricted stock that may be earned pursuant to such awards assuming the highest level of performance that may be achieved (200% of target for Mr. Garateix, 150% of target for Mr. Lusk and 240% of target for Mr. Moura) would have been $2,040,000, $600,000 and $312,000 for Messrs. Garateix, Lusk and Moura, respectively. The number of shares of performance-based restricted stock that will be earned at the end of the performance period is subject to increase or decrease based on the results of the performance condition. For 2023, $1,650,000, $800,000 and $400,000, respectively, of this amount represents the aggregate grant date fair value of performance-based restricted stock granted in 2023, and the grant date fair value of such awards was computed based on achievement of the maximum level of performance (as compared to 2024 which utilized the target level of performance) with respect to the applicable performance target. See the section “Executive Compensation Program and Decisions” below for additional information regarding these restricted stock awards. For additional information on the valuation assumptions regarding these restricted stock awards, refer to Note 23 to our financial statements for the year ended December 31, 2024, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

(2)	These amounts reflect compensation earned for 2024 performance under the applicable annual cash incentive compensation program.
(3)

Mr. Garateix received an automobile allowance during 2024 and the amount disclosed for Mr. Garateix includes such allowance. In addition, the amounts disclosed include payment by the Company of (i) accrued paid time off benefits to which each named executive officer was entitled under their prior employment agreements which benefits did not continue under their current employment agreements, in the amount of $288,433, $274,011 and $33,985 for Messrs. Garateix, Lusk and Moura, respectively, and (ii) the employee share of premiums under health insurance, dental insurance and vision insurance, which payment benefit is not generally available to all of the Company’s employees, in the amount of $3,266, $8,183 and $11,090 for Messrs. Garateix, Lusk and Moura, respectively. The amounts disclosed also include Company contributions with respect to the Company 401(k) plan in the amount of $9,385, $13,200 and $13,200 for Messrs. Garateix, Lusk and Moura, respectively, and premiums paid by the Company for an additional life insurance policy in the amount of $9,080 and $20,897 for Messrs. Garateix and Lusk, respectively. The amounts do not include the excess portion of the employer share of premiums offered to our named executive officers with respect to the following benefits which are generally available to all of the Company’s employees: health insurance, dental insurance, vision insurance, life insurance, short-term disability insurance and long-term disability insurance.
(4)

The amounts previously reported as all other compensation in 2023 for each named executive officer were adjusted to include the employee share of premiums under health insurance and dental insurance, which payment benefit is not generally available to all of the Company’s employees, in the amount of $2,630, $6,441 and $6,834 for Messrs. Garateix, Lusk and Moura, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unvested time-based and performance-based restricted stock for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2024. Each restricted stock grant is shown separately for each named executive officer.

	Stock Awards
	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Ernie Garateix	2/26/2024	60,542	(1)	$732,558	290,598	(4)	$3,516,236
	7/11/2023	67,402	(2)	$815,564	404,412	(5)	$4,893,385
Kirk Lusk	2/26/2024	30,390	(1)	$367,719	85,470	(4)	$1,034,187
	7/11/2023	24,509	(2)	$296,559	196,078	(5)	$2,372,544
Tim Moura	2/26/2024	9,260	(1)	$112,046	44,446	(4)	$537,797
	7/11/2023	12,255	(2)	$148,286	98,039	(5)	$1,186,272

(1)	These time-based restricted stock awards vest in three equal installments on December 15, 2024, 2025 and 2026, subject to the executive’s continued employment with the Company through such date.
(2)	These time-based restricted stock awards vest in three equal installments on December 15, 2023, 2024 and 2025, subject to the executive’s continued employment with the Company through such date.
(3)

The market value of the time-based and performance-based restricted stock is calculated by multiplying the closing price of the underlying shares of common stock on December 31, 2024, or $12.10 per share, by the number of shares of restricted stock.

(4)

The performance-based restricted stock will vest, to the extent earned, following the three-year performance period ending December 31, 2026 but no later than March 30, 2027. The number of shares and market value is reflected at maximum performance level.

(5)

The performance based restricted stock will vest, to the extent earned, following the three-year performance period ending December 31, 2025 but no later than March 30, 2026. The number of shares and market value is reflected at maximum performance level.

All awards reported in the table above were granted under the 2023 Omnibus Incentive Plan (the “Omnibus Incentive Plan”).

Executive Compensation Program and Decisions

The following discusses our executive compensation program, which is based substantially on the terms of each named executive officer’s employment agreement, and the executive compensation decisions made for 2024.

Base Salary

We provide base salaries, which are intended to be generally competitive with salaries of similarly-situated executives at comparable companies and are based on the executive officer’s role and responsibilities, individual job performance and experience. The base salaries for our named executive officers were initially set pursuant to their respective employment agreements.

The following table shows the 2024 base salary for each of our named executive officers:

Named Executive Officer	2024 Base Salary
Ernie Garateix	$850,000
Kirk Lusk	$800,000
Tim Moura	$650,000

Annual Cash Incentive Award

Annual cash incentive awards are performance-based and designed to motivate and reward eligible employees who contribute positively towards our growth and business strategy. Pursuant to their employment agreements, for 2024, each of our NEOs was entitled to an annual cash incentive, as described below. Annual cash incentive awards are paid based on the performance criteria measured over a single calendar year.

For Mr. Garateix, the performance criteria, targets and actual performance for 2024, and the payouts as a percentage of target for such performance, were as follows:

Weighting	Metric	Threshold	Target	Maximum	Actual	Payout
60%	Net operating ratio*	100%	96%	92%	87.7%	158%
20%	ROAE**	4%	8%	12%	24.1%	158%
20%	Qualitative					97%

For Mr. Lusk, the performance criteria, targets and actual performance for 2024, and the payouts as a percentage of target for such performance, were as follows:

Weighting	Metric	Threshold	Target	Maximum	Actual	Payout
60%	Net operating ratio*	100%	96%	92%	87.7%	146%
20%	ROAE**	4%	8%	12%	24.1%	146%
20%	Qualitative					123%

For Mr. Moura, the performance criteria, targets and actual performance for 2024, and the payouts as a percentage of target for such performance, were as follows:

Weighting	Metric	Threshold	Target	Maximum	Actual	Payout
40%	Net operating ratio*	100%	96%	92%	87.7%	211%
30%	NBIC net operating ratio	108%	103%	99%	99.2%	205%
20%	ROAE**	4%	8%	12%	24.1%	211%
10%	Qualitative					125%

*

The numerator of the net operating ratio is calculated as the sum of net losses and loss adjustment expenses, policy acquisition costs and general and administrative expenses, less net investment income and policy fee income, while the denominator represents net premiums earned.

**

Return on average equity (ROAE) is calculated as net income for the year divided by the average of the stockholders’ equity at the beginning of the year and stockholders’ equity at the end of the year excluding accumulated other comprehensive income.

The following table shows the 2024 annual cash incentive awards, including the threshold, target and maximum potential payouts under those awards, and the actual payout amount, for each of our named executive officers.

Named Executive Officer	2024 Annual Cash Incentive Awards
	Threshold	Target	Maximum	Payout	% of Target
Ernie Garateix	$595,000	$1,020,000	$1,615,000	$1,490,333	146.1%
Kirk Lusk	$240,000	$520,000	$760,000	$736,000	141.5%
Tim Moura	$97,500	$123,500	$260,000	$247,390	200.3%

Long-Term Equity Awards

Our long-term incentive plan consists of two components: (i) annual grants of time-based restricted stock that vests in one-third annual installments, beginning with the end of the grant year and (ii) annual grants of performance-based restricted stock that vest following the conclusion of the three-year performance period. Our long-term incentive plan is designed to motivate and reward long term growth and business strategy.

Pursuant to their employment agreements, for 2024 each of our NEOs was entitled to an annual grant of time-based restricted stock and an annual grant of performance-based restricted stock. The performance criteria for the 2024 awards was weighted 50% based on our 3-year adjusted book value per share growth, which excludes cumulative dividends declared and accumulated other comprehensive income, and 50% based on our three-year total shareholder return, measured over the performance period of January 1, 2024 through December 31, 2026. The performance-based restricted stock awards are subject to the terms and conditions of an award agreement between the Company and the executive and subject to the terms and conditions of the Omnibus Incentive Plan or any other equity incentive plan approved and adopted by the Board under which the restricted stock is issued.

Time-Based Restricted Stock

The following table shows the grant date fair value of the 2024 annual grants of time-based restricted stock for each of our named executive officers.

Named Executive Officer	2024 Annual Time-Based Restricted Stock Awards
Ernie Garateix	$637,500
Kirk Lusk	$320,000
Tim Moura	$97,500

Performance-Based Restricted Stock

The following table shows the grant date fair value of the 2024 annual grants of performance-based restricted stock, including the threshold, target and maximum potential payouts under those awards, for each of our named executive officers.

Named Executive Officer	2024 Annual Grants of Performance-Based Restricted Stock Awards
	Threshold	Target	Maximum
Ernie Garateix	$510,000	$1,020,000	$2,040,000
Kirk Lusk	$200,000	$400,000	$600,000
Tim Moura	$78,000	$130,000	$312,000

Employee Benefits
Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms, such as medical, dental, life, disability insurance programs and a 401(k) plan, except that the Company provides additional life and disability insurance benefits to Messrs. Garateix and Lusk and the Company pays the employee share of premiums for Messrs. Garateix, Lusk and Moura under health insurance, dental insurance, vision insurance and life insurance. In addition, for 2024, the Company made payments to each named executive officer for accrued paid time off benefits to which each named executive officer was entitled under their prior employment agreements which benefits did not continue under their current employment agreements. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and described in a footnote. In addition, in 2024, we provided matching contributions to the 401(k) accounts of all our employees, including our named executive officers, equal to 100% of the first 3% of each employee’s contribution, and 50% of each employee’s next 2% of contribution, subject to applicable limitations. In addition, Mr. Garateix received an automobile allowance during 2024. We do not provide our named executive officers with any other material perquisites or similar personal benefits.
Insider Trading, Hedging and Pledging
Our Insider Trading Policy prohibits all directors, officers and employees from engaging in transactions in our common stock while in possession of material non-public
information and restricts directors, officers and other designated insiders from engaging in most transactions involving our common stock during certain periods for which we have determined those individuals are most likely to be aware of material, non-public
information. Our Insider Trading Policy also prohibits pledging of our common stock as collateral for a loan or holding such common stock in a margin account. Additionally, our Insider Trading Policy prohibits any officer, director or employee from, directly or indirectly, engaging in “short sales” of our common stock.
Our Insider Trading Policy does not have a specific policy that prohibits hedging transactions by our directors, executive officers, and employees. However, our Insider Trading Policy requires pre-clearance
from our Chief Financial Officer prior to any transactions in our securities, including hedging transactions. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Clawback
Our Omnibus Incentive Plan provides that all awards granted under the plans are subject to any recoupment or clawback requirements imposed by any Company policy or applicable law, regulation or listing standards. In 2023, we adopted a formal clawback policy in response to the final rules regarding recovery of erroneously awarded compensation as promulgated by the SEC in 2022 and the NYSE in 2023. As such, all awards made under the Omnibus Incentive Plan are subject to our clawback policy.
Timing of Equity Awards
The Company does not have a formal policy regarding the timing of equity awards in relation to the disclosure of material nonpublic information by the Company, and currently the Company does not award stock options. The Company makes annual equity awards to executive officers, including named executive officers, pursuant to the requirements of applicable employment agreements, typically at regularly scheduled predetermined board or committee meetings or at such other times as necessary for business purposes related to employee promotion, retention, or new hires. In addition, the Company makes annual equity awards to directors pursuant to its director compensation policy, typically in connection with the Company’s annual meeting of stockholders. The Company makes grants that are effective on or after the date when the Compensation Committee, as administrator of the Company’s equity plan, approves the grant. The Company does not time grants with respect to the release of positive or negative material non-public information, nor does the Company time disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Employment Agreements
Ernie Garateix—Employment Agreement
Pursuant to Mr. Garateix’s employment agreement effective as of December 31, 2023 (the “Garateix Agreement”), Mr. Garateix is entitled to receive (i) an annual base salary of $850,000, (ii) an annual cash incentive with a threshold opportunity of $595,000, a target opportunity of $1,020,000, and a maximum opportunity of $1,615,000 based on performance criteria included in the Company’s executive incentive compensation program, (iii) an annual time-based restricted stock award with a value of $637,500, which shares will vest in three equal annual installments, and (iv) an annual performance-based restricted stock award with a threshold opportunity of $510,000, a target opportunity of $1,020,000, and a maximum opportunity of $2,040,000, which shares will vest based on performance criteria included in the Company’s executive incentive compensation program. Additionally, under the terms of the Garateix Agreement, the Company will provide Mr. Garateix with medical, life, hospitalization and disability insurance.
Pursuant to the Garateix Agreement, in the event that Mr. Garateix’s employment is terminated by the Company without cause or if Mr. Garateix terminates his employment for good reason, Mr. Garateix will receive a lump-sum
cash severance payment equal to 1.5 times the sum of (i) his annual base salary in effect immediately preceding the termination and (ii) his target annual cash incentive amount for the year of termination (the “Garateix Severance Payment”). In addition, all previously granted and unvested time-based awards will vest and all performance-based stock awards will be forfeited with no payment due upon such termination.
Pursuant to the Garateix Agreement, in the event that Mr. Garateix’s employment is terminated by the Company without cause or if Mr. Garateix terminates his employment for good reason after a change of control, Mr. Garateix will be entitled to receive the Garateix Severance Payment plus an additional amount of annual cash incentive for the year of termination, prorated based on actual performance measured against the applicable performance criteria, all previously granted and unvested time-based awards will vest and all performance-based stock awards will vest at target level.
Pursuant to the Garateix Agreement, upon a termination of employment for any reason, Mr. Garateix would be subject to one-year
post-employment
non-solicitation,
non-interference
and
non-compete
restrictive covenants.
Kirk Lusk—Employment Agreement
Pursuant to Mr. Lusk’s employment agreement effective as of December 31, 2023 (the “Lusk Agreement”), Mr. Lusk is entitled to receive (i) an annual base salary of $800,000, (ii) an annual cash incentive with a threshold opportunity of $240,000, a target opportunity of $520,000, and a maximum opportunity of $760,000 based on performance criteria included in the Company’s executive incentive compensation program, (iii) an annual time-based restricted stock award with a value of $320,000, which shares will vest in three equal annual installments, and (iv) an annual performance-based restricted stock award with a threshold opportunity of $200,000, a target opportunity of $400,000, and a maximum opportunity of $600,000, which shares will vest based on performance criteria included in the Company’s executive incentive compensation program. Additionally, under the terms of the Lusk Agreement, the Company will provide Mr. Lusk with medical, life, hospitalization and disability insurance.
Pursuant to the Lusk Agreement, in the event that Mr. Lusk’s employment is terminated by the Company without cause or if Mr. Lusk terminates his employment for good reason, Mr. Lusk will receive a lump-sum
cash severance payment equal to the sum of (i) his annual base salary in effect immediately preceding the termination and (ii) his target annual cash incentive amount for the year of termination (the “Lusk Severance Payment”). In addition, all previously granted and unvested time-based awards will vest and all performance-based stock awards will be forfeited with no payment due upon such termination.

Pursuant to the Lusk Agreement, in the event that Mr. Lusk’s employment is terminated by the Company without cause or if Mr. Lusk terminates his employment for good reason after a change of control, Mr. Lusk will be entitled to receive the Lusk Severance Payment plus an additional amount of annual cash incentive for the year of termination, prorated based on actual performance measured against the applicable performance criteria, all previously granted and unvested time-based awards will vest and all performance-based stock awards will vest at target level.
Pursuant to the Lusk Agreement, upon a termination of employment for any reason, Mr. Lusk would be subject to one-year
post-employment
non-solicitation,
non-interference
and
non-compete
restrictive covenants.
Tim Moura—Employment Agreement
Pursuant to Mr. Moura’s employment agreement effective as of December 31, 2023 (the “Moura Agreement”), Mr. Moura is entitled to receive (i) an annual base salary of $650,000, (ii) an annual cash incentive with a threshold opportunity of $97,500, a target opportunity of $123,500, and a maximum opportunity of $260,000 based on performance criteria included in the Company’s executive incentive compensation program, (iii) an annual time-based restricted stock award with a value of $97,500, which shares will vest in three equal annual installments, and (iv) an annual performance-based restricted stock award with a threshold opportunity of $78,000 a target opportunity of $130,000, and a maximum opportunity of $312,000, which shares will vest based on performance criteria included in the Company’s executive incentive compensation program. Additionally, under the terms of the Moura Agreement, the Company will provide Mr. Moura with medical, life, hospitalization and disability insurance.
Pursuant to the Moura Agreement, in the event that Mr. Moura’s employment is terminated by the Company without cause or if Mr. Moura terminates his employment for good reason, Mr. Moura will receive a lump-sum
cash severance payment equal to the sum of (i) his annual base salary in effect immediately preceding the termination and (ii) his target annual incentive amount for the year of termination (the “Moura Severance Payment”). In addition, all previously granted and unvested time-based awards will vest and all performance-based stock awards will be forfeited with no payment due upon such termination.
Pursuant to the Moura Agreement, in the event that Mr. Moura’s employment is terminated by the Company without cause or if Mr. Moura terminates his employment for good reason after a change of control, Mr. Moura be entitled to receive the Moura Severance Payment plus an additional amount of annual cash incentive for the year of termination, prorated based on actual performance measured against the applicable performance criteria, all previously granted and unvested time-based awards will vest and all performance-based stock awards will vest at target level.
Pursuant to the Moura Agreement, upon a termination of employment for any reason, Mr. Moura would be subject to one-year
post-employment
non-solicitation,
non-interference
and
non-compete
restrictive covenants.

Equity Compensation Plan Information
The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holder(s)	—	$—	854,857
Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	854,857

(1)
The equity awards outstanding as of December 31, 2024 consist of time-based restricted stock and performance-based restricted stock issued under the Omnibus Incentive Plan, which shares are already issued and outstanding and therefore are not reflected in this table.

Pay Versus Performance
The following table summarizes the compensation of our Chief Executive Officer and other NEOs relative to certain performance metrics for the years ended December 31, 2024, 2023 and 2022, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss) (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$4,334,512	$8,726,817	$1,890,683	$3,303,686	$205.78	$61,539
2023(1)	$4,998,446	$6,496,734	$2,112,965	$2,601,096	$110.88	$45,308
2022	$2,365,485	$1,230,211	$1,318,952	$942,406	$17.77	$(154,363)

(1)	Amounts in this table for Year 2023 have been revised in this proxy statement to reflect the accurate Summary Compensation Table Total amounts for our PEO and Non-PEO NEOs for Year 2023.
Column (b)
. Reflects compensation amounts reported in the “Summary Compensation Table” or “SCT” for our CEO, Ernie Garateix, for the respective years shown.
Columns (c) & (e)
. “Compensation Actually Paid” (or “CAP”), as defined by SEC rules
, for our CEO, and average CAP for our
non-CEO
NEOs, in each of 2024, 2023 and 2022 reflects the respective amounts set forth in columns (b) and (d), respectively, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (c) and (e) do not reflect the actual amount of compensation earned by or paid to our CEO or to our non-CEO
NEOs during the applicable year. For information regarding decisions made by our Compensation Committee with respect to our NEOs’ compensation for each fiscal year, please see
the “Executive Compensation” section of this proxy statement and the proxy statement for the 2024 annual meeting of stockholders.

	2024		2023		2022
	CEO	Avg. Non-CEO NEOs	CEO	Avg. Non-CEO NEOs	CEO	Avg. Non-CEO NEOs
Reported SCT Total ($)	4,334,512	1,890,683	4,998,446	2,112,965	2,365,485	1,318,952
Reported SCT Stock Award Value ($)	1,657,500	473,750	2,475,000	825,000	1,000,000	275,000
Reported SCT Option Award Value ($)	—	—	—	—	—	—
Year-end FV of Awards Granted in the Applicable FY ($)	2,490,664	696,639	3,515,688	1,198,526	223,215	53,571
Change in FV of Awards Granted in Prior Years that were Unvested as of Applicable FY End ($)	2,632,722	923,158	(146,300)	(45,645)	(358,584)	(155,197)
Change in FV of Awards Granted in Prior Years that Vested in the Applicable FY ($)	926,419	266,956	634,251	166,478	(21,298)	(7,103)
Change in Dividend Accrued in the Applicable FY ($)	—	—	(30,351)	(6,227)	21,393	7,183
Compensation Actually Paid ($)	8,726,817	3,303,686	6,496,734	2,601,096	1,230,211	942,406
Column (d)
. The following
non-CEO
named executive officers are included in the average figures shown for each covered year: Kirk Lusk and Tim Moura.

Column (f)
. Calculated in the same manner as required under Item 201(e) of Regulation
S-K,
represents the cumulative total shareholder return (“TSR”) of Heritage for the measurement periods ending on December 31, 2024, 2023 and 2022, respectively, which illustrates the value, as of the last day of the applicable measurement period, of an investment of $100 in Heritage common stock on December 31, 2021.
Colum (h)
. Reflects “Net (Loss) Income” in our consolidated statements of operations included in our Annual Reports on Form
10-K
for the years ended December 31, 2024, 2023 and 2022.
Relationship between Pay and
Performance
The chart below provides an illustration of the relationship between CAP and the total shareholder return of Heritage. The amount of CAP to our CEO and the average amount of CAP to our NEOs as a group (excluding our CEO) is aligned with our cumulative TSR over the three years presented in the table.

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid (in thousands)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$220
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
2022
2023
2024
Compensation Actually Paid to PEO (in thousands)
Average Compensation Actually Paid to Non-PEO NEOs (in thousands)
Total Shareholder Return

4
1

The chart below provides an illustration of the relationship between CAP and net (loss) income. The amount of CAP to our CEO and the average amount of CAP to our NEOs as a group (excluding our CEO) is aligned with our net (loss) income over the three years presented in the table.

Compensation Actually Paid vs Net (Loss) Income
$10,000
$8,750
$7,500
$6,250
$5,000
$3,750
$2,500
$1,250
$0
Compensation Actually Paid (in thousands)
$90
$40
-$10
-$60
-$110
-$160
Net (Loss) Income (in millions)
2022
2023
2024
Compensation Actually Paid to PEO (in thousands)
Average Compensation Actually Paid to Non-PEO NEOs (in thousands)
Net Income (in $m)

4
2

DIRECTOR COMPENSATION

The following table summarizes the annual compensation for our non-employee directors during 2024, pursuant to our non-employee director compensation policy. For 2024, pursuant to our non-employee director compensation policy, each non-employee director is entitled to an annual cash retainer of $125,000 and an annual grant of restricted stock with a value of $40,000 as of the grant date which shares will vest on the earlier of the one-year anniversary of the grant date and the day immediately prior to the next annual meeting of stockholders. In addition, (i) each member of a committee of the Board is entitled to an additional annual cash retainer of $2,500, (ii) each chair of a committee of the Board is entitled to an additional $5,000 annual cash retainer and (iii) the chair of the Board, to the extent the chair is a non-employee director, is entitled to an additional annual cash retainer of $20,000.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation		Total ($)
Pete Apostolou	$127,500		$40,000	—		$167,500
Irini Barlas	$135,000		$40,000	—		$175,000
Mark Berset	$125,000		$40,000	—		$165,000
Nicholas Pappas	$135,000		$40,000	—		$175,000
Joseph Vattamattam	$135,000		$40,000	—		$175,000
Vijay Walvekar	$130,000		$40,000	—		$170,000
Paul Whiting	$134,375	(2)	$40,000	—		$174,375
Richard Widdicombe	$145,000		$40,000	$99,996	(3)	$284,996

(1)

The amounts in the “Stock Awards” column represent the annual restricted stock awards granted on June 5, 2024 pursuant to the non-employee director compensation program and reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2024 grants, refer to Note 23 to our financial statements for the year ended December 31, 2024, which are included in our Annual Report on Form 10-K filed with the SEC.

(2)	Includes a payment of $1,875 for Director services performed in 2023 but paid in 2024.
(3)

This amount represents compensation paid to Mr. Widdicombe for providing consulting services to the Company. The Company engaged Mr. Widdicombe beginning in June 2023 to provide consulting services specific to the Company’s claims operations for a monthly fee of $8,333. The Company believes Mr. Widdicombe is in the best position to provide those services given his over 35 years of experience in the insurance industry, expertise in the subject matter and familiarity having previously served as President of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of four non-employee directors, Irini Barlas, Joseph Vattamattam, Vijay Walvekar and Paul Whiting, each of whom the Board has determined to be an independent director as defined in the rules of the NYSE. The Audit Committee is a standing committee of the Board and operates under a written charter adopted by the Board, which is available at www.heritagepci.com on the “Investors” page listed as “Governance Documents” under the heading “Corporate Governance.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During 2024, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chair and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at each of its meetings, and also separately with the Company’s head of internal audit, without management representation, to discuss financial management, accounting and internal control matters. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors those matters required to be discussed by the auditors under the rules adopted by the Public Company Accounting Oversight Board.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Audit Committee of the Board of Directors, April 16, 2025 Irini Barlas (Chairwoman) Joseph Vattamattam Vijay Walvekar Paul Whiting

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into this proxy statement.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The approximate fees billed by Plante & Moran for 2024 and 2023 are set forth below:

Fees	Fiscal Year Ended December 31, 2024 ($)	Fiscal Year Ended December 31, 2023 ($)
Audit Fees(1)	1,240,335	1,218,136
Audit-Related Fees(2)	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	1,240,335	1,218,136

(1)

Audit fees include fees billed for professional services rendered and related travel costs for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings. Audit fees include the review of periodic filings with the SEC. Audit fees also include (a) for 2024, fees for a consent to our registration statement, (b) for 2023, fees for the preparation and review of documents relating to the Company’s equity offering, including the preparation of a comfort letter and (c) for both 2024 and 2023, fees for procedures relating to the Company’s sponsored catastrophe bonds.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include attest services related to financial reporting that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit services for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings. Plante & Moran did not perform non-audit services for the Company in 2024, however the approval of such services if necessary in the future would follow the policies and procedures described above.

All services provided by Plante & Moran during the fiscal year ended December 31, 2024 and December 31, 2023 were approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2023, to which we have been a party, in which the amount involved exceeds the lesser of $120,000 and 1% of our average total assets at year-end for the last two fiscal years, and in which any of our directors, executive officers or greater than 5% stockholders, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We have entered into such transactions in the ordinary course of business.

Employment of Kevin Widdicombe

Kevin Widdicombe, the son of Richard Widdicombe, our Chairman, joined the Company in July 2013 as a Risk Modeling Analyst. His current role at Heritage is BI Analyst. Mr. K. Widdicombe holds a bachelor’s degree in Risk Management and Insurance from Florida State University. Mr. K. Widdicombe reports directly to the Data Warehouse Manager. In 2024 and 2023, Mr. K. Widdicombe received total cash compensation of approximately $187,100 and $174,115, respectively. Mr. K. Widdicombe also participates in the Company’s benefit plans that are made available to all employees.

Relationship with Mark Berset

Mark Berset, a member of the Board, owns and is chief executive officer of Comegys Insurance Agency, Inc. (“Comegys”), an independent insurance agency that writes insurance policies for the Company. For the years ended December 31, 2024 and 2023, the Company paid agency commission to Comegys of approximately $139,792 and $132,505, respectively. The commissions received by Comegys were based upon standard industry rates consistent with those provided to the Company’s other insurance agencies. There are no arrangements or understandings between Mr. Berset and any other persons with respect to his appointment as a director.

OTHER INFORMATION

Stockholder Proposals for the 2026 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8) and received by the Secretary of the Company at the address listed below under the heading “Available Information” on or before December 26, 2025. Stockholder proposals and director nominations pursuant to the advance notice provision of the Company’s Bylaws to be presented at the 2025 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than February 6, 2026, and no later than March 7, 2026, in accordance with the procedures in the Company’s Bylaws.

Stockholders providing notice to the Company under the SEC’s Rule 14a-19 who intend to solicit proxies in support of nominees submitted under the advance notice provision of the Company’s Bylaws for the 2026 annual meeting of stockholders must comply with the advance notice deadline set forth above, the requirements of the Company’s Bylaws and the additional requirements of Rule 14a-19(b).

Expenses of Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. We have engaged Georgeson LLC (“Georgeson”) as our proxy solicitor at an anticipated cost of approximately $13,500 plus reasonable out-of-pocket expenses. This estimate is subject to the final solicitation campaign approved by us and Georgeson.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement and other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

We have delivered only one copy of our proxy materials and other proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of our proxy statement (and any other proxy materials and documents sent therewith), as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. Stockholders should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit their request to our transfer agent in writing addressed to: Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170. In addition, stockholders who currently receive multiple copies of our proxy statement and other proxy materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing at the address above.

Available Information

We will deliver without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Notice, this proxy statement and our Annual Report. A request for a copy of any of these documents should be directed to Heritage Insurance Holdings Inc., 1401 N Westshore Blvd., Tampa, Florida 33607, Attention: Secretary, Telephone: (727) 362-7200.

ANNEX A

AMENDMENT TO THE HERITAGE INSURANCE HOLDINGS, INC. 2023 OMNIBUS INCENTIVE PLAN

WHEREAS, Heritage Insurance Holdings, Inc., a Delaware corporation (the “Company”) maintains the 2023 Omnibus Incentive Plan (the “Plan”), which was previously approved by the Company’s Board of Directors (the “Board”) on April 27, 2023 and approved by the stockholders of the Company on June 7, 2023;

WHEREAS, the Board believes that the number of shares of common stock remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan, subject to stockholder approval, to increase the number of shares of common stock available for issuance under the Plan by 1,800,000 shares (the “Amendment”);

WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan from time to time; and

WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE:

1. Section 6(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a)

Plan Reserve. Subject to adjustment as provided in Section 18, the number of Shares reserved for issuance under this Plan shall be equal to (i) 1,800,000 Shares, plus (ii) the number of Shares available under the Plan immediately prior to stockholder approval of the amendment to increase the number of shares of common stock available for issuance under the Plan at the Company’s 2025 Annual Meeting of Stockholders, plus (iii) any Shares with respect to Awards and Prior Plan Awards that are forfeited, are canceled, expire unexercised, or are settled in cash. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

2. Section 6(b) of the Plan is hereby deleted in its entirety and replaced with the following:

(b)

Incentive Stock Option Award Limits. Subject to adjustment as provided in Section 18, the Company may issue an aggregate of a number of Shares equal to 1,800,000 upon the exercise of Incentive Stock Options.

IN WITNESS WHEREOF, this Amendment has been adopted by the Board this 16th day of April, 2025, subject to approval by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders.

A-1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HRTG or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HRTG Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold 01—Ernie Garateix 04—Irini Barlas 07—Paul L. Whiting 02—Richard Widdicombe 05—Mark Berset For Withhold 03—Panagiotis (Pete) Apostolou 06—Joseph Vattamattam For Withhold For Against Abstain 2. Ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 4. Approve an amendment to the Company’s 2023 Omnibus Incentive Plan to increase the number of authorized shares by 1,800,000 shares 3. Approve, on an advisory basis, the compensation of the Company’s named executive officers For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 73 D V 045A0B

The 2025 Annual Meeting of Stockholders of Heritage Insurance Holdings, Inc. will be held on June 10, 2025 at 10:00 a.m., Eastern Time, both virtually via the Internet at meetnow.global/MJJHJNV and in person at The Westshore Grand, 4860 W Kennedy Blvd, Tampa, FL 33609. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. To attend the meeting in person, upon arrival, please present this admission ticket and photo identification at the registration desk. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HRTG IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Heritage Insurance Holdings, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 10, 2025 Richard Widdicombe and Ernie Garateix (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Heritage Insurance Holdings, Inc. to be held on June 10, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees, FOR the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for fiscal year 2025, FOR the approval, on an advisory basis, of the compensation of the named executive officers and FOR the amendment to the Company’s 2023 Omnibus Incentive Plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.